Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re:	§	Case No. 20-32740 (DRJ)
§
UNIT CORPORATION, et al.,	§	(Chapter 11)
§
	§	(Jointly Administered)
Debtors.[1]	§	Re: Docket Nos. 197 & 320

[PROPOSED] FINDINGS OF FACT, CONCLUSIONS

OF LAW, AND ORDER (I) APPROVING THE DISCLOSURE

STATEMENT ON A FINAL BASIS AND (II) CONFIRMING THE

DEBTORS’ AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

The above-captioned debtors and debtors in possession (collectively, the “Debtors”) having:

a.

commenced these chapter 11 cases (the (“Chapter 11 Cases”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) on May 22, 2020 (the “Petition Date”);

b.	continued to operate their businesses and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code;

c.

filed, on June 8, 2020, the Emergency Motion for Entry of an Order (I) Conditionally Approving the Disclosure Statement, (II) Scheduling a Combined Plan and Disclosure Statement Hearing, (III) Approving the Solicitation Packages and Procedures, (IV) Approving the Form of Ballots and Notices, and (V) Granting Related Relief [Docket No. 128];

d.

filed, on June 9, 2020, (i) the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 129]; and (ii) the Disclosure Statement for the Debtors’ Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 130];

e.

filed, on June 19, 2020, (i) the Debtors’ First Revised Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 163] (as may be further modified, amended, or supplemented from time to time, the “Solicited Plan”), (ii) the First Revised

[1]

The Debtors in these Chapter 11 Cases and the last four digits of their respective federal tax identification numbers are: 8200 Unit Drive, L.L.C. (1376); Unit Corporation (3193); Unit Drilling Colombia, L.L.C. (1087); Unit Drilling Company (5145); Unit Drilling USA Colombia, L.L.C. (0882); and Unit Petroleum Company (5963). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 8200 South Unit Drive, Tulsa, Oklahoma 74132.

Disclosure Statement for the Debtors’ First Revised Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 164], and (iii) the Notice of Filing of (I) Amended Proposed Order Conditionally Approving the Disclosure Statement and Granting Related Relief (II) Debtors’ First Revised Proposed Joint Chapter 11 Plan of Reorganization, and (III) First Revised Disclosure Statement for the Debtors’ First Revised Proposed Joint Chapter 11 Plan of Reorganization. [Docket No. 165];

f.

filed, on June 24, 2020, the solicitation version of the Disclosure Statement for the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 197] (as may be further modified, amended, or supplemented from time to time, the “Disclosure Statement”);

g.

caused solicitation materials and notice of the deadlines for voting on the Plan (as defined below) and objecting to confirmation of the Plan to be distributed through Prime Clerk LLC (the “Voting Agent” or “Prime Clerk”), commencing on June 24, 2020, consistent with the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), the Bankruptcy Local Rules of the United States Bankruptcy Court for the Southern District of Texas (the “Local Rules”), applicable nonbankruptcy law, and the Conditional Disclosure Statement Order (as defined below), which Conditional Disclosure Statement Order also approved, among other things, voting and tabulation procedures (the “Voting Procedures”) and related notices, forms, and Ballots, as evidenced by the Affidavit of Service of Solicitation Materials [Docket Nos. 229-7; 280-5] (the “Solicitation Affidavit”);

h.

caused, on June 24, 2020 and June 25, 2020, the Notice of Deadlines for Filing Proofs of Claim (the “Bar Date Notice”) to be distributed through Prime Clerk, as evidenced by the Affidavit of Service [Docket No. 229-6] (the “Bar Date Affidavit”);

i.

posted, on June 26, 2020, the notice, setting forth, among other things, the date and time set for the combined hearing to consider final approval of the Disclosure Statement and Confirmation of the Plan (the “Combined Hearing”), and the deadlines for filing objections to the Plan and the Disclosure Statement and for voting to accept or reject the Plan (the “Combined Hearing Notice”), on Prime Clerk’s public website for these Chapter 11 Cases;

j.

caused notice of the Combined Hearing to be published (i) on June 24, 2020 in the Wall Street Journal (Texas Edition) and (ii) on June 29, 2020 in USA Today (the “Publication Notice”) [Docket No. 230];

k.

filed, on July 22, 2020, the Notice of Filing Supplement to the Debtors’ First Revised Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 249], and on July 31, 2020, the Notice of Filing Second Supplement to the Debtors’ First Revised Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 307] (collectively, the “Plan Supplement”);

l.

filed, on August 3, 2020, the Declaration of James Daloia of Prime Clerk LLC Regarding Solicitation of Votes and Tabulation of Ballots Cast on the Debtors’ Joint Chapter 11 Plan of Reorganization [Docket No. 315] (the “Voting Report”), which detailed the results of the Plan solicitation and voting process;

m.

filed, on August 3, 2020, (i) the Declaration of David Merrill in Support of Plan Confirmation [Docket No. 316], (ii) the Declaration of David Baggett in Support of Plan Confirmation [Docket No. 317], and (iii) the Declaration of Bo S. Yi in Support of Plan Confirmation [Docket No. 318] (collectively, the “Confirmation Declarations”);

n.	filed, on August 3, 2020, the Debtors’ Memorandum of Law in Support of Confirmation of the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 319] (the “Confirmation Brief”); and

o.

filed on August 3, 2020, the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 320] (as may be further modified, amended, or supplemented from time to time, the “Plan”)[2], a copy of which is annexed hereto as Exhibit A and (ii) the Notice of Filing of Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 321].

The Court having:

a.	entered the Order (I) Establishing Bar Dates and Procedures and (II) Approving the Form and Manner of Notice Thereof [Docket No. 170] (the “Bar Date Order”);

b.

entered the Order (I) Conditionally Approving the Disclosure Statement; (II) Scheduling a Combined Plan and Disclosure Statement Hearing; (III) Approving the Solicitation Packages and Procedures; (IV) Approving the Form of Ballots, Notices, and Other Solicitation Materials; and (V) Granting Related Relief [Docket No. 175] (the “Conditional Disclosure Statement Order”);

c.	set June 22, 2020 as the voting record date (the “Voting Record Date”)[3];

d.	set June 24, 2020 as the date by which the Debtors must commence solicitation;

e.

set July 6, 2020, at 5:00 p.m. (Prevailing Central Time) as the date and time by which Holders of Claims may file with the Court a motion pursuant to Bankruptcy Rule 3018(a), for an order temporarily allowing a Claim in a different amount or classification for purposes of voting to accept or reject the Plan, and July 27, 2020, at 5:00 p.m. (Prevailing Central Time) for the Debtors to file and serve any responses to such Rule 3018 motions;

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Plan. The rules of interpretation set forth in Article I.B of the Plan shall apply.
[3]

The Court set July 17, 2020 as the record date to determine which Claims in Classes A-5 and C-5 are entitled to vote on the Plan (the “GUC Voting Record Date”). For administrative purposes, because the solicitation mailing preceded the General Bar Date, the Court approved June 22, 2020 as the administrative record date for purposes of determining which holders of filed or scheduled Claims in Classes A-5 and C-5 were entitled to receive the Solicitation Materials.

f.	set July 20, 2020, at 5:00 p.m. (Prevailing Central Time) as the date and time by which any Plan Supplement must be filed with the Court;

g.	set July 29, 2020, at 5:00 p.m. (Prevailing Central Time) as the deadline by which Ballots must be received by the Debtors’ Voting Agent (the “Voting Deadline”);

h.

set July 31, 2020, at 5:00 p.m. (Prevailing Central Time) as the deadline by which objections to the adequacy of the Disclosure Statement and/or Confirmation of the Plan must be filed (the “Objection Deadline”);

i.	set August 3, 2020 as: (i) the deadline by which the Debtors shall file the Voting Report; and (ii) the deadline by which the Debtors must file the Confirmation Brief and a reply to any objections;

j.

set August 6, 2020, at 3:30 p.m. (Prevailing Central Time) as the date and time for the Combined Hearing pursuant to Bankruptcy Rules 3017 and 3018 and sections 1126, 1128, and 1129 of the Bankruptcy Code;

k.

reviewed the Plan, the Confirmation Brief, the Plan Supplement, the Voting Report, the Confirmation Declarations, and all pleadings, exhibits, statements, responses, and comments regarding Confirmation, including any and all objections, statements, and reservations of rights filed by parties in interest on the docket of the Chapter 11 Cases;

l.	held the Confirmation Hearing;

m.	heard the statements, arguments, and objections, if any, made by counsel in respect of Confirmation;

n.	considered all oral representations, testimony, documents, filings, and other evidence regarding Confirmation;

o.	taken judicial notice of all pleadings and other documents filed, all orders entered, and all evidence and arguments presented in the Chapter 11 Cases; and

p.	overruled any and all objections to the Plan and to Confirmation and all statements and reservations of right not consensually resolved or withdrawn unless otherwise indicated herein.

NOW, THEREFORE, the Court having found that notice of the Confirmation Hearing and the opportunity for any party in interest to object to Confirmation have been adequate and appropriate as to all parties affected or to be affected by the Plan and the transactions contemplated thereby, and the legal and factual bases set forth in the documents filed in support of Confirmation and all evidence proffered, admitted, or adduced by counsel at the Confirmation Hearing and the entire record of the Chapter 11 Cases establish just cause for the relief granted herein; and after due deliberation thereon and good cause appearing therefor, the Court hereby makes and issues the following Findings of Fact and Conclusions of Law, and Orders:

FINDINGS OF FACT AND CONCLUSIONS OF LAW

IT IS HEREBY DETERMINED, FOUND, ADJUDGED, DECREED, AND ORDERED THAT:

A.	Findings and Conclusions.

1.    The findings and conclusions set forth herein and on the record of the Confirmation Hearing constitute the Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, as made applicable herein by Bankruptcy Rules 7052 and 9014. The findings and conclusions of the Court pursuant to Bankruptcy Rule 7052 set forth in the record at the Confirmation Hearing, if any, are incorporated as if set forth herein. To the extent any of the following conclusions of law constitute findings of fact, or vice versa, they are adopted as such.

B.	Jurisdiction, Venue, and Core Proceeding.

2.    The Court has jurisdiction over the Chapter 11 Cases pursuant to section 1334 of title 28 of the United States Code. The Court has exclusive jurisdiction to determine whether the Plan complies with the applicable provisions of the Bankruptcy Code and should be confirmed. Venue is proper in this district pursuant to sections 1408 and 1409 of title 28 of the United States Code. Confirmation of the Plan is a core proceeding within the meaning of section 157(b)(2) of title 28 of the United States Code, and the Court may enter a final order consistent with Article III of the United States Constitution.

C.	Eligibility for Relief.

3.    The Debtors were and are entities eligible for relief under section 109 of the Bankruptcy Code.

D.	Commencement and Joint Administration of the Chapter 11 Cases.

4.    On the Petition Date, each Debtor commenced a chapter 11 case by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code. By prior order of the Court, the Chapter 11 Cases were consolidated for procedural purposes only and are being jointly administered pursuant to Bankruptcy Rule 1015 [Docket No. 33]. The Debtors have operated their businesses and managed their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in the Chapter 11 Cases. No official committee of unsecured creditors has been appointed in the Chapter 11 Cases.

E.	Judicial Notice.

5.    The Court takes judicial notice of the docket of the Chapter 11 Cases maintained by the Clerk of the Court, including all pleadings and other documents filed, all orders entered, all hearing transcripts, and all evidence and arguments made, proffered, or adduced at the hearings held before the Court during the pendency of the Chapter 11 Cases.

F.	Notice.

6.    Due, timely, proper, and adequate notice of the Plan, the Claims Bar Date, and the Confirmation Hearing, together with the deadlines for voting to accept or reject the Plan as well as objecting to the Plan or opting out of the Third Party Releases (as defined below), has been provided substantially in accordance with the Conditional Disclosure Statement Order and the Bar Date Order as set forth in the Solicitation Affidavit and the Bar Date Notice Affidavit, respectively.

7.    Such notice was appropriate and satisfactory based upon the facts and circumstances of the Chapter 11 Cases and pursuant to sections 1125 and 1128 of the Bankruptcy Code, Bankruptcy Rules 2002, 3017, 3018, and 3020, and other applicable law and rules. Because such transmittal and service were adequate and sufficient, no other or further notice is necessary or shall be required, and due, proper, timely and adequate notice of the Confirmation Hearing has been provided in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules and applicable nonbankruptcy law.

G.	Solicitation.

8.    The Solicited Plan, the Plan Supplement, the Disclosure Statement, the Ballots, the Notice of Non-Voting Status, the Combined Hearing Notice, and the other materials distributed by the Debtors in connection with solicitation of the Solicited Plan (collectively, the “Solicitation Package”) were transmitted and served in compliance with the Bankruptcy Rules, including Bankruptcy Rules 3017 and 3018, with the Local Rules, and with the Voting Procedures approved by the Conditional Disclosure Statement Order.

9.    As set forth in the Solicitation Affidavit, on June 24, 2020, the Solicitation Package was transmitted to and served on the eligible Holders of Claims in the Classes of Claims entitled to vote to accept or reject the Plan (the “Voting Classes”). Each Holder of a Claim in the Voting Classes received a Ballot. The form of the Ballots adequately addressed the particular needs of the Chapter 11 Cases and was appropriate for the Holders of Claims in each Voting Class. The instructions on each Ballot advised that for the Ballot to be counted, the Ballot must be properly executed, completed, and delivered to the Voting Agent so that it was actually received by the Voting Agent on or before the Voting Deadline. The period during which the Debtors solicited acceptance of the Plan was a reasonable period of time for Holders of Claims in the Voting Classes to make an informed decision to accept or reject the Plan. Additionally, the Debtors provided a reasonable period of time for Holders of Claims in the Voting Classes and Holders of Claims and Interests in the Non-Voting Classes to make an informed decision to opt out of the proposed Third Party Releases.

10.    The Debtors were not required to solicit votes from the Holders of Claims in Class A-1 (Other Priority Claims against Unit Corp.), Class A-2 (Other Secured Claims against Unit Corp.), Class B-1 (Other Priority Claims against UDC), Class B-2 (Other Secured Claims against UDC), Class B-5 (UDC GUC Claims), Class C-1 (Other Priority Claims against UPC), Class C-2 (Other Secured Claims against UPC), Class D-1 (Other Priority Claims against Other Debtors), Class D-2 (Other Secured Claims against Other Debtors), and Class D-4 (Other GUC Claims) (collectively, the “Unimpaired Classes”), as each such Class is Unimpaired under the Plan and thus presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

11.    The Debtors were not required to solicit votes from the Holders of Claims in Class A-6 (Unit Corp. Intercompany Claims), Class B-6 (UDC Intercompany Claims), and Class C-6 (UPC Intercompany Claims) (collectively, the “Impaired Intercompany Classes”), as such classes are Impaired under the Plan, but each Holder of Claims in the Impaired Intercompany Classes is a proponent of the Plan within the meaning of Section 1129 of the Bankruptcy Code.

12.    The Debtors were not required to solicit votes from Holders of Claims or Interests in Class B-7 (UDC Interests), Class C-7 (UPC Interests), Class D-5 (Intercompany Claims against Other Debtors), and Class D-6 (Other Interests) (collectively, the “Unimpaired or Impaired Classes”), as the Holders of Claims or Interests in such Classes are either Unimpaired and presumed to accept the Plan pursuant to section 1126(f) of the Bankruptcy Code or Impaired and deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code, and, in either case, are not entitled to vote to accept or reject the Plan.

13.    The Debtors were not required to solicit votes from Holders of Claims or Interests in Classes A-7 (Section 510(b) Claims against Unit Corp.) and A-8 (Unit Corp. Interests) (collectively, the “Deemed Rejecting Classes”) as such Classes are Impaired and not entitled to receive distributions on account of their Claims or Interests under the Plan and, thus, are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.

14.    As described in and as evidenced by the Voting Report and the Solicitation Affidavit, the transmittal and service of the Solicitation Package (all of the foregoing, the “Solicitation”) was timely, adequate, and sufficient under the circumstances and no other or further Solicitation was or shall be required. The Solicitation complied with the Voting Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, was conducted in good faith and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Conditional Disclosure Statement Order, and any other applicable rules, laws, and regulations.

H.	Adequacy of Disclosure Statement.

15.    The Disclosure Statement (a) contains sufficient information of a kind necessary to satisfy the disclosure requirements of all applicable nonbankruptcy rules, laws, and regulations, including the Securities Act, (b) contains “adequate information” (as such term is defined in section 1125(a) of the Bankruptcy Code and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (c) is hereby approved on a final basis in all respects.

I.	Voting.

16.    On August 3, 2020, the Voting Report was filed with the Court, certifying the method and results of the Ballots tabulated for the Voting Classes. As of the Voting Deadline4, (a) 100% in number and 100% in dollar amount of the Holders of Claims in Class A-3 against Unit Corp. that timely voted, voted to accept the Plan, (b) 78% in number and 98.76% in dollar amount of the Holders of Claims in Class A-4 against Unit Corp. that timely voted, voted to accept the Plan, (c) 94% in number and 100% in dollar amount of the Claims in Class A-5 against Unit Corp. that timely voted, voted to accept the Plan5, (d) 100% in number and 100% in dollar amount of the Holders of Claims in Class B-3 against UDC that timely voted, voted to accept the Plan, (e) 78% in number and 98.76% in dollar amount of the Holders of Claims in Class B-4 against UDC that timely voted, voted to accept the Plan, (f) 100% in number and 100% in dollar amount of the Holders of Claims in Class C-3 against UPC that timely voted, voted to accept the Plan, (g) 78% in number and 98.76% in dollar amount of the Holders of Claims in Class C-4 against UPC that timely voted, voted to accept the Plan, (h) 69.57% in number and 60.13% of the Claims in Class C-5 against UPC that timely voted, voted to accept the Plan, and (i) 78% in number and 98.76% in dollar amount of the Holders of Claims in Class D-3 against the Other Debtors that timely voted, voted to accept the Plan, in each case without counting the votes of any insider (as such term is defined in section 101(31) of the Bankruptcy Code). As evidenced by the Voting Report, votes to accept or reject the Plan have been solicited and tabulated fairly, in good faith, and in a manner consistent with the Bankruptcy Code, the Bankruptcy Rules, the Voting Procedures, and the Local Rules.

[4]	The Debtors extended the Voting Deadline to July 31, 2020 at 5:00 p.m. (Prevailing Central Time).
[5]	Excluding ballots submitted by employees, 76.56% in number and 94.94% in dollar amount of the Holders of Claims in Class A-5 against Unit Corp. that timely voted, voted to accept the Plan.

J.	Plan Supplement.

17.    The Debtors filed the Plan Supplement consisting of, inter alia: the form of Exit Facility Credit Agreement, the form of New Organization Documents, the New Board of Reorganized Unit Corp., the form of Employment Agreements, the form of Management Incentive Plan, the form of Registration Rights Agreement, the Schedule of Assumed Executory Contracts and Unexpired Leases, the Schedule of Rejected Executory Contracts and Unexpired Leases, the form of Warrant Agreement, the form of Amended Separation Benefit Plans, the form of Reorganized Unit Corp. Separation Benefit Plan, the List of Retained Causes of Action, and the Distribution of Reorganized Unit Corp. Interests and the Warrant Package.

18.    All such materials comply with the terms of the Plan, and the filing and notice of the Plan Supplement was proper and in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and all applicable law and no other or further notice is or shall be required. Subject to the terms of the Plan and the Restructuring Support Agreement, the Debtors reserve the right to and may alter, amend, update, or modify the Plan Supplement before the Effective Date, provided that any such alteration, amendment, update, or modification shall be in compliance with the Bankruptcy Code, the Bankruptcy Rules, and the terms of this Confirmation Order.

K.	Modifications of the Plan.

19.    Pursuant to and in compliance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtors proposed certain modifications to the Solicited Plan as reflected herein, in the Plan Supplement, and/or in the revised Plan filed with the Court prior to entry of this Confirmation Order (collectively, the “Plan Modifications”). In accordance with Bankruptcy Rule 3019, the Plan Modifications do not (a) constitute material modifications of the Solicited Plan under section 1127 of the Bankruptcy Code, (b) cause the Plan to fail to meet the requirements of sections 1122 or 1123 of the Bankruptcy Code, (c) materially and adversely change the treatment of any Claims, (d) require re-solicitation of any Holders of any Claims or Interests, or (e) require that Holders of Claims in the Voting Classes be afforded an opportunity to change their previously cast acceptances of the Solicited Plan. Under the circumstances, the form and manner of notice of the proposed Plan Modifications are adequate, and no other or further notice of the proposed Plan Modifications is necessary or required. In accordance with section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, all Holders of Claims who voted to accept the Solicited Plan or who are conclusively presumed to have accepted the Solicited Plan are deemed to have accepted the Plan as modified by the Plan Modifications. The Holders of Claims in the Voting Classes are not permitted to change their respective acceptances to rejections as a consequence of the Plan Modifications.

L.	Bankruptcy Rule 3016.

20.    In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtors as the Plan proponents. The Debtors appropriately filed the Disclosure Statement with the Court, thereby satisfying Bankruptcy Rule 3016(b). The release, injunction, and exculpation provisions of the Plan are set forth in bold and with specific and conspicuous language, thereby complying with Bankruptcy Rule 3016(c).

M.	Burden of Proof: Confirmation of the Plan.

21.    The Debtors, as proponents of the Plan, have met their burden of proving the applicable elements of sections 1129(a) and 1129(b) of the Bankruptcy Code by a preponderance of the evidence, which is the applicable evidentiary standard for Confirmation. In addition, and to the extent applicable, the Plan is confirmable under the clear and convincing evidentiary standard.

N.	Compliance with Bankruptcy Code Requirements: Section 1129(a)(1).

22.    The Plan complies with all applicable provisions of the Bankruptcy Code as required by section 1129(a)(1) of the Bankruptcy Code, including, more particularly:

(i) Proper Classification: Sections 1122 and 1123(a)(1).

23.    Article III of the Plan provides for the separate classification of Claims and Interests into eight Classes at Unit Corp., seven Classes at UDC and UPC, and six Classes at the Other Debtors. Valid business, factual, and legal reasons exist for the separate classification of such Classes of Claims and Interests. The classifications reflect no improper purpose and do not unfairly discriminate between, or among, Holders of Claims or Interests. Each Class of Claims and Interests contains only Claims or Interests that are substantially similar to other Claims or Interests within that Class. The Plan therefore satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.

(ii) Specified Unimpaired Classes: Section 1123(a)(2).

24.    Article III of the Plan specifies that Claims in the following Classes are Unimpaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code:

Class	Claim or Interest
A-1	Other Priority Claims against Unit Corp.
A-2	Other Secured Claims against Unit Corp.
B-1	Other Priority Claims against UDC
B-2	Other Secured Claims against UDC
B-5	UDC GUC Claims
C-1	Other Priority Claims against UPC
C-2	Other Secured Claims against UPC
D-1	Other Priority Claims against Other Debtors
D-2	Other Secured Claims against Other Debtors
D-4	Other GUC Claims

(iii) Specified Treatment of Impaired Classes: Section 1123(a)(3).

25.    Article III of the Plan specifies that the Claims in the following Classes are Impaired under the Plan, and describes the treatment of such Classes, thereby satisfying section 1123(a)(3) of the Bankruptcy Code:

Class	Claim or Interest
A-3	Unit Corp. RBL Secured Claims
A-4	Unit Corp. Subordinated Notes Claims
A-5	Unit Corp. GUC Claims
A-6	Unit Corp. Intercompany Claims
A-7	Section 510(b) Claims against Unit Corp.
A-8	Unit Corp. Interests
B-3	UDC RBL Secured Claims
B-4	UDC Subordinated Notes Claims
B-6	UDC Intercompany Claims
C-3	UPC RBL Secured Claims
C-4	UPC Subordinated Notes Claims
C-5	UPC GUC Claims
C-6	UPC Intercompany Claims
D-3	Other Subordinated Notes Claims

(iv) No Discrimination: Section 1123(a)(4).

26.    Article III of the Plan provides for the same treatment by the Debtors for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest in accordance with the Plan, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.6

(v) Adequate Means for Plan Implementation: Section 1123(a)(5).

27.    The Plan, including the various documents and agreements in the Plan Supplement, provides adequate and proper means for implementation of the Plan, including, without limitation: (a) the restructuring of the Debtors’ balance sheet and other financial transactions provided for by

[6]	Certain Holders of Class A-5 Claims were eligible to opt-in to the Separation Settlement, but those who did not elect to opt-in receive the same treatment as the other Claims in the Class.

the Plan; (b) the adoption, filing, and implementation of the New Organizational Documents; (c) the consummation of the Restructuring in accordance with the Plan; (d) the use of Cash on hand; (e) advances under the DIP Facility; (f) the Exit Facility; (g) the general authority for the Debtors to take all actions necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, as set forth more fully in Article IV of the Plan; (h) the creation and implementation of the Amended Separation Benefit Plan and the Reorganized Unit Corp. Separation Benefit Plan; (i) the issuance of securities, including the Reorganized Unit Corp. Interests and the Warrant Package; (j) the cancellation of certain existing agreements, obligations, instruments, and Interests; (k) the good faith compromise and settlement of Claims; (l) the continued vesting of the assets and property of the Debtors’ Estates in the Reorganized Debtors; (m) the execution, delivery, filing, or recording of all contracts, instruments, releases, and other agreements or documents in furtherance of the Plan; and (n) provisions governing distributions under the Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(vi) Voting Power of Equity Securities: Section 1123(a)(6).

28.    The New Organizational Documents of each Debtor have been or will be amended on or prior to the Effective Date to prohibit the issuance of non-voting equity securities. In addition, the Reorganized Unit Corp. Interests are being issued pursuant to the Plan and do not constitute non-voting equity securities within the meaning of section 1123(a)(6). As such, the Plan satisfies the requirements of section 1123(a)(6) of the Bankruptcy Code.

(vii) Designation of Directors and Officers: Section 1123(a)(7).

29.    The Reorganized Debtors’ initial directors and officers, to the extent known, have been disclosed in the Plan Supplement. To the extent that any director or officer has not yet been determined prior to the Effective Date, such determination will be made in accordance with the

New Organizational Documents. Based on the foregoing, the Reorganized Debtors’ initial directors and officers will be deemed to have been selected and appointed in accordance with the interests of creditors and equity holders and with public policy, and, therefore, satisfy section 1123(a)(7) of the Bankruptcy Code.

(viii) Impairment / Unimpairment of Classes: Section 1123(b)(1).

30.    The Plan is consistent with section 1123(b)(1) of the Bankruptcy Code. Specifically, Article III of the Plan impairs or leaves Unimpaired each Class of Claims and Interests.

(ix) Assumption and Rejection of Executory Contracts and Unexpired Leases: Section 1123(b)(2).

31.    The Plan is consistent with section 1123(b)(2) of the Bankruptcy Code. Article VI.A of the Plan provides for the assumption of the Debtors’ Executory Contracts and Unexpired Leases on the Effective Date, in accordance with the provisions of sections 365 and 1123 of the Bankruptcy Code, (a) except as otherwise provided in the Plan or this Confirmation Order and (b) except for those Executory Contracts or Unexpired Leases: (1) that are identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (2) that have been previously rejected or assumed by a Final Order; (3) that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; and (4) that are subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date.

(x) Settlement, Releases, Exculpation, Injunction, and Preservation of Claims and Causes of Action: Section 1123(b)(3).

32.    The Plan is consistent with section 1123(b)(3) of the Bankruptcy Code. In accordance with section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration of the distributions, settlements, and other benefits provided under the Plan, except as stated otherwise in the Plan, the provisions of the Plan constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, subordination, and other legal rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest, or any distribution to be made on account of such Allowed Claim or Interest including, without limitation, the Separation Settlement. The compromise and settlement of such Claims and Interests embodied in the Plan are in the best interests of the Debtors, the Estates, and all Holders of Claims and Interests, and are fair, equitable, and reasonable.

33.    Article IX.E of the Plan describes certain releases granted by the Debtors and their Estates (the “Debtor Releases”). The Debtors have satisfied the business judgment standard with respect to the propriety of the Debtor Releases. For the reasons set forth on the record of these Chapter 11 Cases and the evidence proffered, admitted, or adduced at the Confirmation Hearing, such releases are a necessary and integral part of the Plan, and are fair and equitable and in the best interests of the Debtors, the Estates, and the Holders of Claims and Interests. The Debtor Releases are “fair and equitable” and “in the best interests of the estate” considering (a) the probability of success in litigation of the released Claims and Causes of Action given uncertainty in fact and law with respect to the Claims and Causes of Action; (b) the complexity and likely duration and expense of litigating the released Claims and Causes of Action; (c) the arm’s-length negotiations which produced the settlement embodied in the Plan; (d) the identity of interest between the Released Parties and the indemnity obligations to be assumed by the Reorganized Debtors; and (e) the overwhelming creditor support for the Debtor Releases, as evidenced by the Voting Report. Additionally, the Debtor Releases are: (x) a good-faith settlement and compromise of the Claims and Causes of Action released by Article IX.E of the Plan; (y) given and made, after due notice and opportunity for hearing; and (z) a bar to any of the Debtors or the Reorganized Debtors asserting any Claim or Cause of Action released by Article IX.E of the Plan.

34.    Article IX.F of the Plan describes certain releases granted by the Releasing Parties (the “Third-Party Releases”). The Third-Party Releases provide finality for the Debtors, the Reorganized Debtors, and the Released Parties regarding the parties’ respective obligations under the Plan and with respect to the Reorganized Debtors. The Ballots sent to all Holders of Claims entitled to vote on the Plan unambiguously stated that the Plan contains the Third-Party Releases and set forth the terms of the Third-Party Releases, and provided the option for such Holders to opt-out of granting the Third-Party Releases if such Holders voted to reject the Plan or abstained from voting on the Plan. The Notice of Non-Voting Status sent to all Holders of Claims or Interests not entitled to vote on the Plan similarly unambiguously included information regarding the Third-Party Releases and detailed the process by which Holders of Claims or Interests in the Non-Voting Classes could opt-out of the Third-Party Releases, including by providing a form Holders could use to indicate that they wished to opt-out of giving the Third-Party Releases. The Combined Hearing Notice sent to Holders of Claims and Interests and published in the Wall Street Journal (Texas Edition) and in USA Today, as modified for publication purposes, referenced, and/or included the terms of the Third-Party Releases and an explanation of how to object to the Plan and/or opt-out of the Third-Party Releases set forth therein. In addition, the Combined Hearing Notice advised careful review of the release, exculpation, and injunction provisions and emphasized in bold and capitalized typeface that any party should opt-out of the Third-Party Releases if it did not wish to grant such releases.

35.    The Third-Party Releases are (a) consensual; (b) specific in language; (c) integral to the Plan; (d) a condition of the settlements embodied in the Plan; and (e) not violative of the Bankruptcy Code. The Third-Party Releases are fully consensual because all parties in interest, including all Releasing Parties, were provided with extensive and sufficient notice of the Chapter 11 Cases, the Plan, the deadline to object to confirmation of the Plan, and the process for opting-out of giving the Third-Party Releases, and all such parties were properly informed that the Plan contained release provisions that could affect such parties’ rights.

36.    The Third-Party Releases are sufficiently specific as to put the Releasing Parties on notice of the nature of the released Claims and Causes of Action, and they are appropriately tailored under the facts and circumstances of these Chapter 11 Cases. The Third-Party Releases are conspicuous and emphasized with boldface type in the Plan, the Disclosure Statement, the Ballots, the Notice of Non-Voting Status, and the Combined Hearing Notice.

37.    The Third-Party Releases are integral to the Plan because they, inter alia, facilitated participation in both the formation of the Plan and the chapter 11 process generally and were critical in incentivizing the parties to support the Plan. As such, the Third-Party Releases offer certain protections to parties that participated constructively in the Debtors’ restructuring process by, among other things, supporting the Plan and the Restructuring.

38.    The Third-Party Releases are consistent with established practice in this jurisdiction and others because they are, inter alia: (a) fully consensual; (b) in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases.

39.    The exculpation, described in Article IX.G of the Plan (the “Exculpation”), is appropriate under applicable law because it was proposed in good faith and is appropriately limited in scope. Without limiting anything in the Exculpation, each Exculpated Party is appropriately released and exculpated from any Claim, Cause of Action, obligation, suit, judgment, damage, demand, loss, liability, or remedy for any claim related to any act or omission in connection with, relating to, or arising out of, the administration of the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, or Filing of the Restructuring Support Agreement and related prepetition transactions, the DIP Facility, the Disclosure Statement, the Plan, the Plan Supplement, the related agreements, instruments, and other documents (including the Definitive Documentation), the solicitation of votes with respect to the Plan, or any Restructuring Transaction, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Debtors’ in- or out-of-court restructuring efforts, the DIP Facility, the Disclosure Statement, the Plan, the Restructuring Support Agreement, the related agreements, instruments, and other documents (including the Definitive Documents), the Filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan, the related agreements, instruments, and other documents (including the Definitive Documents), or any other related agreement, except for claims related to any act or omission by such Exculpated Party that is determined in a Final Order to have constituted knowing and intentional fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan. The Exculpation, including its carve-out for knowing and intentional fraud, willful misconduct, and gross negligence, is consistent with established practice in this jurisdiction and others.

40.    The injunction provision set forth in Article IX.H of the Plan is necessary to implement, preserve, and enforce the Debtors’ discharge, the Debtor Releases, the Third-Party Releases, and the Exculpation and by extension the compromise and settlement upon which the Plan is founded, and is narrowly tailored to achieve this purpose.

41.    Article IV.N of the Plan appropriately provides that in accordance with section 1123(b) of the Bankruptcy Code, but subject in all respects to Article IX of the Plan, the Reorganized Debtors will retain, and may enforce, all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, and any other actions specifically enumerated in the List of Retained Causes of Action. The provisions regarding the preservation of Causes of Action in the Plan are appropriate, fair, equitable, and reasonable, and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

42.    The release and discharge of all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates described in Article IX.D of the Plan (the “Lien Release”) is necessary to implement the Plan. The provisions of the Lien Release are appropriate, fair, equitable, and reasonable and are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests.

43.    The Separation Settlement described in Article V.G of the Plan constitutes a settlement pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 between Unit Corp. and certain Holders of Separation Claims. The Separation Settlement is to be implemented pursuant to the Amended Separation Benefit Plan and the procedures set forth in

Article V.G. of the Plan. The Separation Settlement is appropriate, fair, equitable, and reasonable, is in the best interests of the Debtors, the Estates, and Holders of Claims and Interests, and is integral to the Restructuring.

(xi) Modification of Rights: Section 1123(b)(5).

44.    The Plan modifies the rights of Holders of Claims or Interests, as applicable, in Class A-3 (Unit Corp. RBL Secured Claims), Class A-4 (Unit Corp. Subordinated Notes Claims), Class A-5 (Unit Corp. GUC Claims), Class A-6 (Unit Corp. Intercompany Claims), Class A-7 (Section 510(b) Claims against Unit Corp.), Class A-8 (Unit Corp. Interests), Class B-3 (UDC RBL Secured Claims), Class B-4 (UDC Subordinated Notes Claims), Class B-6 (UDC Intercompany Claims), Class C-3 (UPC RBL Secured Claims), Class C-4 (UPC Subordinated Notes Claims), Class C-5 (UPC GUC Claims), Class C-6 (UPC Intercompany Claims), and Class D-3 (Other Subordinated Notes Claims), and leaves Unimpaired the rights of Holders of Claims in Class A-1 (Other Priority Claims against Unit Corp.), Class A-2 (Other Secured Claims against Unit Corp.), Class B-1 (Other Priority Claims against UDC), Class B-2 (Other Secured Claims against UDC), Class B-5 (UDC GUC Claims), Class C-1 (Other Priority Claims against UPC), Class C-2 (Other Secured Claims against UPC), Class D-1 (Other Priority Claims against Other Debtors), Class D-2 (Other Secured Claims against Other Debtors), and Class D-4 (Other GUC Claims), as permitted by section 1123(b)(5) of the Bankruptcy Code.

(xii) Additional Plan Provisions: Section 1123(b)(6).

45.    The other discretionary provisions of the Plan are appropriate and consistent with the applicable provisions of the Bankruptcy Code, including provisions for (a) distributions to Holders of Claims and Interests, (b) resolution of Disputed Claims, (c) allowance of certain Claims, and (d) retention of Court jurisdiction, thereby satisfying section 1123(b)(6) of the Bankruptcy Code. The failure to address any provisions of the Bankruptcy Code specifically in this Confirmation Order shall not diminish or impair the effectiveness of this Confirmation Order.

(xiii) Cure of Defaults: Section 1123(d).

46.    Article VI.D of the Plan provides for the satisfaction of Cure Claims associated with each Executory Contract and Unexpired Lease to be assumed in accordance with section 365(b)(1) of the Bankruptcy Code. The Debtors or the Reorganized Debtors, as applicable, shall pay any Cure Claims not already paid, if any, in Cash on the Effective Date or as soon as reasonably practicable thereafter in the amounts set forth on any notice setting forth proposed Cure Claims or as otherwise agreed by the Debtors and any non-Debtor counterparty to any assumed Executory Contract or Unexpired Lease. Any disputed Cure Claims will be determined in accordance with the procedures set forth in Article VI.D of the Plan, prior orders of the Court providing for the same, and applicable bankruptcy and nonbankruptcy law. As such, the Plan provides that the Debtors will cure, or provide adequate assurance that the Debtors will promptly cure, defaults with respect to assumed Executory Contracts or Unexpired Leases in compliance with section 365(b)(1) of the Bankruptcy Code. Thus, the Plan complies with section 1123(d) of the Bankruptcy Code.

O.	Debtor Compliance with the Bankruptcy Code: Section 1129(a)(2).

47.    The Debtors have complied with the applicable provisions of the Bankruptcy Code and, thus, satisfied the requirements of section 1129(a)(2) of the Bankruptcy Code. Specifically, each Debtor:

a.	is an eligible debtor under section 109, and a proper proponent of the Plan under section 1121(a), of the Bankruptcy Code;

b.	has complied with applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

c.

complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, any applicable nonbankruptcy law, rule and regulation, the Conditional Disclosure Statement Order, and all other applicable law, in transmitting the Solicitation Package and related documents and notices, and in soliciting and tabulating the votes on the Plan.

P.	Plan Proposed in Good Faith: Section 1129(a)(3).

48.    The Debtors have negotiated, developed, and proposed the Plan (including the Plan Supplement and all other documents and agreements necessary to effectuate the Plan) in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. In so determining, the Court has considered the facts and record of the Chapter 11 Cases, the Disclosure Statement, and evidence proffered, admitted, or adduced at the Confirmation Hearing, and examined the totality of the circumstances surrounding the filing of the Chapter 11 Cases, the Plan, and the process leading to Confirmation. The Debtors’ Chapter 11 Cases were filed, and the Plan was proposed, with the legitimate purpose of allowing the Debtors to implement the Restructuring, reorganize, and emerge from chapter 11 with a financially deleveraged capital structure. The Plan (including all documents necessary to effectuate the Plan) and the Plan Supplement were negotiated in good faith and at arm’s length among the Debtors and their key stakeholders, including the RBL Lenders and the Holders of Subordinated Notes comprising the Ad Hoc Group. Additionally, the compromise and settlement that the Debtors negotiated and facilitated with and between the RBL Lenders and the Ad Hoc Group that is embodied in the Plan reflects the best possible compromise and settlement that could be reached given the facts and circumstances surrounding the Debtors and these Chapter 11 Cases. Further, the Plan’s classification, indemnification, exculpation, release, and injunction provisions have been negotiated in good faith and at arm’s length, are consistent with sections 105, 1122, 1123(b)(3)(A), 1123(b)(6), 1129, and 1142 of the Bankruptcy Code, and are each integral to the Plan, and necessary for the Debtors’ successful reorganization.

Q.	Payment for Services or Costs and Expenses: Section 1129(a)(4).

49.    The Debtors have satisfied section 1129(a)(4) of the Bankruptcy Code. Any payment made or to be made by the Debtors for services or for costs and expenses of the Debtors’ professionals in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been approved by, or is subject to the approval of, the Court as reasonable. All such costs and expenses of the Debtors’ professionals shall be paid in accordance with the Plan, and all other estimated costs and expenses of the Debtors’ professionals shall be escrowed in the Professional Fee Escrow Account no later than the Effective Date.

R.	Directors, Officers, and Insiders: Section 1129(a)(5).

50.    The Debtors have complied with the requirements of section 1129(a)(5) of the Bankruptcy Code. The Plan Supplement discloses the identity and affiliations of the individuals proposed to serve as the initial directors and officers of the Reorganized Debtors. The proposed directors and officers for the Reorganized Debtors are qualified, and the appointment to such offices of the proposed directors and officers is consistent with the interests of the Holders of Claims and Interests and with public policy.

S.	No Rate Changes: Section 1129(a)(6).

51.    Section 1129(a)(6) of the Bankruptcy Code is not applicable to the Chapter 11 Cases. The Plan proposes no rate change subject to the jurisdiction of any governmental regulatory commission.

T.	Best Interest of Creditors: Section 1129(a)(7).

52.    The Plan satisfies section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis attached to the Disclosure Statement as Exhibit E and the other evidence related thereto in support of the Plan that was proffered, admitted, or adduced at or prior to the Confirmation Hearing: (a) are reasonable, persuasive, credible, and accurate as of the dates such analyses or evidence was prepared, presented, or proffered; (b) utilize reasonable and appropriate methodologies and assumptions; (c) have not been controverted by other evidence; and (d) establish that each Holder of an Impaired Claim or Interest against a Debtor either has accepted the Plan or will receive or retain under the Plan, on account of such Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount that such Holder would receive or retain if such Debtors were liquidated under chapter 7 of the Bankruptcy Code as of the Effective Date.

U.	Acceptance by Certain Classes: Section 1129(a)(8).

53.    The Unimpaired Classes are Unimpaired by the Plan and, accordingly, Holders of Claims in such Classes are conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. As to each Debtor, the Voting Classes are Impaired and each has voted to accept the Plan except for Class C-5 (UPC GUC Claims), as established by the Voting Report.

54.    The Deemed Rejecting Classes are Impaired and deemed to reject the Plan, pursuant to section 1126(g) of the Bankruptcy Code, and are not entitled to vote to accept or reject the Plan. Holders of Claims in the Deemed Rejecting Classes will not receive or retain any property on account of their Claims or Interests. The Impaired Intercompany Classes are impaired under the Plan, but each holder of Claims in the Impaired Intercompany Classes is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code, and, therefore, votes from such holders were not solicited. Additionally, the Unimpaired or Impaired Classes are not entitled to vote to accept or reject the Plan. Therefore, the Plan does not satisfy the requirements of section 1129(a)(8), with respect to the Deemed Rejecting Classes, the Impaired Intercompany Classes, and the Unimpaired or Impaired Classes (to the extent such Classes are impaired under the Plan). Notwithstanding the foregoing, the Plan is confirmable because it satisfies sections 1129(a)(10)

and, with respect to the Deemed Rejecting Classes, the Impaired Intercompany Classes, and the Unimpaired or Impaired Classes (to the extent such Classes are impaired under the Plan), 1129(b) of the Bankruptcy Code.

V.	Treatment of Claims Entitled to Priority Under Section 507(a) of the Bankruptcy Code: Section 1129(a)(9).

55.    The treatment of Allowed Administrative Expense Claims, Allowed Professional Fee Claims, DIP Facility Claims, RBL Lender Adequate Protection Claims, Allowed Priority Tax Claims, and statutory fees imposed by 28 U.S.C. § 1930 under Article I of the Plan, and of Allowed Other Priority Claims under Article III of the Plan, satisfies the requirements of, and complies in all respects with, section 1129(a)(9) of the Bankruptcy Code.

W.	Acceptance by At Least One Impaired Class: Section 1129(a)(10).

56.    The Plan satisfies the requirements of section 1129(a)(10) of the Bankruptcy Code. As evidenced by the Voting Report, Classes A-3, A-4, A-5, B-3, B-4, C-3, C-4, and D-3, each of which is Impaired, voted to accept the Plan in accordance with section 1126 of the Bankruptcy Code, determined without including any acceptance of the Plan by any insider (as that term is defined in section 101(31) of the Bankruptcy Code).

X.	Feasibility: Section 1129(a)(11).

57.    The Plan satisfies the requirements of section 1129(a)(11) of the Bankruptcy Code. The evidence supporting Confirmation of the Plan proffered, admitted, or adduced by the Debtors at or prior to the Confirmation Hearing: (a) is reasonable, persuasive, credible, and accurate as of the dates such evidence was prepared, presented, or proffered; (b) utilizes reasonable and appropriate methodologies and assumptions; (c) has not been controverted by other evidence; (d) establishes that the Plan is feasible and Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization of the Reorganized Debtors or any successor to the Reorganized Debtors under the Plan; and (e) establishes that the Reorganized Debtors will have sufficient funds available to meet their obligations under the Plan.

Y.	Payment of Fees: Section 1129(a)(12).

58.    The Plan satisfies the requirements of section 1129(a)(12) of the Bankruptcy Code. Article II.F of the Plan provides for the payment of all fees payable by the Debtors under 28 U.S.C. § 1930(a).

Z.	Continuation of Employee Benefits: Section 1129(a)(13).

59.    The Plan satisfies the requirements of section 1129(a)(13) of the Bankruptcy Code. Article V.D of the Plan provides that, on and after the Effective Date, all retiree benefits, as defined in section 1114 of the Bankruptcy Code, shall continue to be paid in accordance with applicable law.

AA.	Non-Applicability of Certain Sections: 1129(a)(14), (15), and (16).

60.    Sections 1129(a)(14), 1129(a)(15), and 1129(a)(16) of the Bankruptcy Code do not apply to the Chapter 11 Cases. The Debtors (a) are not required by a judicial or administrative order, or by statute, to pay a domestic support obligation, (b) are not individuals, and (c) are each a moneyed, business, or commercial corporation.

BB.	“Cram Down” Requirements: Section 1129(b).

61.    The Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. Notwithstanding the fact that Class A-7 (Section 510(b) Claims against Unit Corp.), Class A-8 (Unit Corp. Interests), Class C-5 (UPC GUC Claims), the Impaired Intercompany Classes, and the Unimpaired or Impaired Classes have rejected or may be deemed to reject the Plan, the Plan may be confirmed pursuant to section 1129(b) of the Bankruptcy Code. The evidence in support of the Plan that was proffered, admitted, or adduced at or prior to the Confirmation Hearing is reasonable, persuasive, credible, and accurate, has not been controverted by other evidence, and establishes that the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code. First, all of the requirements of section 1129(a) of the Bankruptcy Code other than section 1129(a)(8) have been met. Second, the Plan is fair and equitable with respect to such Classes. The Plan has been proposed in good faith, is reasonable, and meets the requirements that (a) no Holder of any Claim or Interest that is junior to each such Classes will receive or retain any property under the Plan on account of such junior Claim or Interest and (b) no Holder of a Claim or Interest in a Class senior to such Classes is receiving more than 100% on account of its Claim. Third, the Plan does not discriminate unfairly with respect to such Classes because similarly situated Holders of Claims and Interests will receive substantially similar treatment on account of their Claims and Interests irrespective of Class. Accordingly, the Plan satisfies the requirement of section 1129(b)(1) and (2) of the Bankruptcy Code. The Plan may therefore be confirmed despite the fact that not all Impaired Classes have voted to accept the Plan.

CC.	Only One Plan: Section 1129(c).

62.    The Plan satisfies the requirements of section 1129(c) of the Bankruptcy Code. The Plan is the only chapter 11 plan filed with respect to each Debtor in each of the Chapter 11 Cases.

DD.	Principal Purpose of the Plan: Section 1129(d).

63.    The Plan satisfies the requirements of section 1129(d) of the Bankruptcy Code. The principal purpose of the Plan is not the avoidance of taxes or the avoidance of the application of section 5 of the Securities Act.

EE.	Not Small Business Cases: Section 1129(e).

64.    The Chapter 11 Cases are not small business cases, and accordingly section 1129(e) of the Bankruptcy Code is inapplicable in the Chapter 11 Cases.

FF.	Good Faith Solicitation: Section 1125(e).

65.    Based on the record before the Court in these Chapter 11 Cases, including evidence proffered, admitted, or adduced at or prior to the Confirmation Hearing, the Debtors and the other Exculpated Parties (i) have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, the Local Rules, the Voting Procedures, and any applicable nonbankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with the development of the Plan, all their respective activities relating to the solicitation of acceptances to the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and (ii) shall be deemed to have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of any securities under the Plan, and therefore are not, and on account of such offer, issuance, and solicitation will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the securities under the Plan, and are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the Exculpation set forth in Article IX.G of the Plan.

GG.	Satisfaction of Confirmation Requirements.

66.    Based upon the foregoing, all other pleadings, documents, exhibits, statements, declarations, and affidavits filed in connection with confirmation of the Plan, and all evidence and arguments made, proffered, admitted, or adduced at the Confirmation Hearing, the Plan satisfies the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code.

HH.	Likelihood of Satisfaction of Conditions Precedent to the Effective Date.

67.    Without limiting or modifying the rights of any party set forth in Article X.A or Article X.B of the Plan, each of the conditions precedent to the Effective Date, as set forth in Article X.A of the Plan, has been or is reasonably likely to be satisfied or waived in accordance with Article X.B of the Plan.

II.	Implementation.

68.    The terms of the Plan, including the Plan Supplement, and all exhibits and schedules thereto, and all other documents filed in connection with the Plan, and/or executed or to be executed in connection with the transactions contemplated by the Plan and all amendments and modifications of any of the foregoing made pursuant to the provisions of the Plan governing such amendments and modifications (collectively, the “Plan Documents”) are incorporated by reference and constitute essential elements of the Plan and this Confirmation Order. Consummation of each such Plan Document is in the best interests of the Debtors, the Debtors’ Estates, and Holders of Claims and Interests, and such Plan Documents are hereby approved. The Debtors have exercised reasonable business judgment in determining to enter into the Plan Documents, and the Plan Documents have been negotiated in good faith, at arm’s-length, are fair and reasonable, are supported by reasonably equivalent value and fair consideration, and shall, upon completion of documentation and execution, be valid, binding, and enforceable agreements and not be in conflict with any federal or state law.

JJ.	Binding and Enforceable.

69.    The Plan and the Plan Documents have been negotiated in good faith and at arm’s length and, subject to the occurrence of the Effective Date, shall bind any Holder of a Claim or Interest and such Holder’s respective successors and assigns, whether or not the Claim or Interest is Impaired under the Plan, whether or not such Holder has accepted the Plan, and whether or not such Holder is entitled to a distribution under the Plan. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

KK.	New Organizational Documents.

70.    The New Organizational Documents are necessary for Confirmation and Consummation of the Plan and are critical to the overall success and feasibility of the Plan. Entry into the New Organizational Documents is in the best interests of the Debtors, their Estates, and all Holders of Claims and Interests. The Debtors have exercised reasonable business judgment in determining to enter into the New Organizational Documents (which shall include, for the avoidance of doubt, their otherwise becoming effective) and have provided sufficient and adequate notice of the material terms of the New Organizational Documents, which material terms were filed in the Plan Supplement. The terms and conditions of the New Organizational Documents are fair and reasonable and were negotiated in good faith and at arm’s-length.

LL.	Issuance of Reorganized Unit Corp. Interests.

71.    Pursuant to section 1145 of the Bankruptcy Code, the offering, issuance, and distribution under the Plan of the Reorganized Unit Corp. Interests (including the Warrant Package and the Reorganized Unit Corp. Interests issuable upon exercise of the warrants comprising the Warrant Package, but excluding the Reorganized Unit Corp. Interests in respect of the Equity Exit Fee), whether on the Effective Date or any other date of a distribution thereafter, pursuant to the terms of the Plan and/or in accordance with this Confirmation Order, comply with section 1145 of the Bankruptcy Code and shall be exempt from registration and prospectus delivery requirements under (a) the Securities Act and all rules and regulations promulgated thereunder and (b) any applicable U.S. state or local law requiring registration for the offer, issuance, or distribution of securities. The issuances of the Warrant Package and the Reorganized Unit Corp. Interests (other than the Reorganized Unit Corp. Interests in respect of the Equity Exit Fee) was are or were in exchange for a portion of an Allowed Claim.

72.    In addition, under section 1145 of the Bankruptcy Code, any securities issued or distributed as contemplated by the Plan, including the Warrant Package and the Reorganized Unit Corp. Interests, including those issuable upon exercise of the warrants comprising the Warrant Package, but excluding the Reorganized Unit Corp. Interests in respect of the Equity Exit Fee, shall be freely tradable by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (b) the restrictions, if any, on the transferability of such securities or instruments, including, any restrictions on the transferability under the terms of the New Organizational Documents and the Warrant Agreement; and (c) any other applicable regulatory approval.

73.    The Reorganized Unit Corp. Interests in respect of the Equity Exit Fee will be treated as issued pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder and will be subject to restrictions on resale and may be resold only pursuant to an effective registration statement or under Rule 144 or another available exemption from registration under the federal and state securities laws.

MM.	Issuance of the Warrant Package.

74.    The Warrant Package is necessary for Confirmation and Consummation of the Plan and is critical to the overall success of the Plan. The Warrant Package and the Warrant Agreement shall constitute legal, valid, binding, and authorized obligations of Reorganized Unit Corp., enforceable in accordance with its terms.

NN.	Executory Contracts and Unexpired Leases.

75.    The Debtors have exercised sound business judgment in determining whether to assume or reject each of their Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code, and Article VI of the Plan. Each assumption of an Executory Contract or Unexpired Lease pursuant to Article VI of the Plan, including any amendments to each such Executory Contract or Unexpired Lease, shall be legal, valid, and binding upon the Debtors or Reorganized Debtors and their successors and assigns and all non-Debtor parties and their successors and assigns to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption were effectuated pursuant to an order of the Court under section 365 of the Bankruptcy Code entered before entry of this Confirmation Order. The Debtors or the Reorganized Debtors, as applicable, have cured, or provided adequate assurance that the Debtors, the Reorganized Debtors, or their successors and assigns, as applicable, will cure defaults (if any) under or relating to each of the Executory Contracts and Unexpired Leases that are being assumed by the Debtors pursuant to the Plan.

76.    The Debtors gave notice of the proposed cure amounts to each non-Debtor counterparty to an Executory Contract or Unexpired Lease that the Debtors seek to assume under the Plan. The Schedule of Assumed Executory Contracts and Unexpired Leases was good, sufficient, and appropriate under the circumstances, and no further notice need be given to any party in respect of establishing a Cure Claim for the respective Executory Contract or Unexpired Lease. Non-Debtor counterparties to the applicable Executory Contracts and Unexpired Leases have had a sufficient, reasonable, and appropriate opportunity to object to the proposed cure amounts.

OO.	Good Faith.

77.    The Debtors, the other Released Parties, and the Exculpated Parties acted in good faith and will be acting in good faith if they proceed to: (a) consummate the Plan and the agreements, settlements, transactions, and transfers contemplated thereby in accordance with the Plan; and (b) take the actions authorized and directed by this Confirmation Order.

PP.	Retention of Jurisdiction.

78.    The Court may properly, and upon the Effective Date shall, retain exclusive jurisdiction over all matters arising in or related to, the Chapter 11 Cases, including the matters set forth in Article XII of the Plan and section 1142 of the Bankruptcy Code.

ORDER

IT IS ORDERED, ADJUDGED, DECREED, AND DETERMINED THAT:

1.    Findings of Fact and Conclusions of Law. The above-referenced findings of fact and conclusions of law are hereby incorporated by reference as though fully set forth herein and shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable herein by Bankruptcy Rule 9014. To the extent that any finding of fact is determined to be a conclusion of law, it shall be deemed so, and vice versa.

2.    Final Approval of Disclosure Statement. The Disclosure Statement (i) contains adequate information of a kind generally consistent with the disclosure requirements of all applicable non- bankruptcy law, including the Securities Act, (ii) contains “adequate information” (as such term is defined in section 1125(a)(1) and used in section 1126(b)(2) of the Bankruptcy Code) with respect to the Debtors, the Plan, and the transactions contemplated therein, and (iii) is approved on a final basis in all respects.

3.    Confirmation of the Plan. The Plan is approved in its entirety and CONFIRMED under section 1129 of the Bankruptcy Code. The documents contained in or contemplated by the Plan, including, without limitation, the Plan Documents, are hereby authorized and approved. The terms of the Plan are incorporated by reference into and are an integral part of this Confirmation Order. The failure to specifically describe, include, or to refer to any particular article, section, or provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, or provision, it being the intent of the Court that the Plan is confirmed in its entirety, except as expressly modified herein, the Plan Documents are approved in their entirety, and all are incorporated herein by this reference.

4.    Objections. All objections to Confirmation of the Plan or final approval of the Disclosure Statement and other responses, comments, statements, or reservation of rights, if any, in opposition to the Plan or Disclosure Statement that have not been withdrawn, waived, or otherwise resolved by the Debtors prior to entry of this Confirmation Order are overruled on the merits.

5.    Plan Classification Controlling. The terms of the Plan shall solely govern the classification of Claims and Interests for purposes of the distributions to be made thereunder. The classification set forth on the Ballots tendered to or returned by the Holders of Claims in connection with voting on the Plan: (a) were set forth thereon solely for purposes of voting to accept or reject the Plan; (b) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual classification of Claims and Interests under the Plan for distribution purposes; (c) may not be relied upon by any Holder of a Claim or Interest as representing the actual classification of such Claim or Interest under the Plan for distribution purposes; and (d) shall not be binding on the Debtors except for voting purposes.

6.    Combined Hearing Notice. The Combined Hearing Notice complied with the terms of the Conditional Disclosure Statement Order, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable nonbankruptcy law.

7.    Solicitation. The solicitation of votes on the Plan complied with the Voting Procedures, was appropriate and satisfactory based upon the circumstances of the Chapter 11 Cases, and was in compliance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, the Conditional Disclosure Statement Order, and applicable nonbankruptcy law.

8.    Plan Modifications. The modifications, amendments, and supplements made to the Solicited Plan following the solicitation of votes thereon constitute technical changes and do not materially adversely affect or change the proposed treatment of any Claims or Interests. After giving effect to such modifications, the Plan continues to satisfy the requirements of sections 1122 and 1123 of the Bankruptcy Code. The filing of the Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No. 320] and the proposed form of this Confirmation Order with the Court on August 3, 2020, which contain such modifications, and the disclosure of such modifications on the record at the Confirmation Hearing constitute due and sufficient notice thereof. Accordingly, such modifications do not require additional disclosure or re-solicitation of votes under sections 1125, 1126, or 1127 of the Bankruptcy Code or Bankruptcy Rule 3019, nor do they require that the Holders of Claims in the Voting Classes be afforded an opportunity to change their previously cast votes on the Solicited Plan. The Holders of Claims in the Voting Classes who voted to accept the solicitation version of the Solicited Plan are deemed to accept the Plan as modified. The Plan, as modified, is, therefore, properly before this Court and all votes cast with respect to the Solicited Plan prior to such modification shall be binding and shall apply with respect to the Plan.

9.    No Action Required. No action of the respective directors, equity holders, managers, or members of the Debtors or the Reorganized Debtors is required to authorize the Debtors or the Reorganized Debtors, as applicable, to enter into, execute, deliver, file, adopt, amend, restate, consummate, or effectuate, as the case may be, the Plan, the Restructuring, or any contract, assignment, certificate, instrument, or other document to be executed, delivered, adopted, or amended in connection with the implementation of the Plan, including the New Organizational Documents, the other Plan Documents, the Warrant Package, and the appointment and election of the members of the New Board.

10.    Binding Effect. On the date of and after entry of this Confirmation Order, subject to the occurrence of the Effective Date and notwithstanding Bankruptcy Rules 3020(e), 6004(d), 6004(h), or otherwise, the terms of the Plan, the Plan Documents, and this Confirmation Order shall be immediately effective (and/or adopted, where applicable) and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests and such Holder’s respective successors and assigns (regardless of whether or not (a) the Holders of such Claims or Interests voted to accept or reject, or are deemed to have accepted or rejected, the Plan or (b) the Holders of such Claims or Interests are entitled to a distribution under the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases (including the releases set forth in Article IX of the Plan), waivers, discharges, exculpations, and injunctions provided for in the Plan, each Entity acquiring property under the Plan or this Confirmation Order, all owners of Reorganized Unit Corp. Interests, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases. All Claims and debts shall be fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or debt has voted on the Plan. The Plan and the Plan Documents constitute legal, valid, binding, and authorized obligations of the respective parties thereto and shall be enforceable in accordance with their terms. Pursuant to section 1142(a) of the Bankruptcy Code, the Plan and the Plan Documents, and any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

11.    Vesting of Assets in the Reorganized Debtors. Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated in the Plan (including the New Organizational Documents), on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules. To the extent that the retention by the Debtors or the Reorganized Debtors of assets or property held immediately prior to the Effective Date in accordance with the Plan is deemed, in any instance, to constitute a “transfer” of property, such transfer of property to the Debtors or the Reorganized Debtors (a) is or shall be a legal, valid, and effective transfer of property, (b) vests or shall vest the Debtors or the Reorganized Debtors with good title to such property, free and clear of all Liens, Claims, charges, or other encumbrances, except as expressly provided in the Plan or this Confirmation Order, (c) does not and shall not constitute an avoidable transfer under the Bankruptcy Code or under applicable nonbankruptcy law, and (d) does not and shall not subject the Debtors or the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including by laws affecting or creating successor or transferee liability.

12.    Effectiveness of All Actions. All actions contemplated by the Plan, including all actions pursuant to, in accordance with, or in connection with the Plan Documents, are hereby effective and authorized to be taken on, prior to, or after the Effective Date, as applicable, under this Confirmation Order, without further application to, or order of the Court, or further action by the respective officers, directors, managers, members, or equity holders of the Debtors or the Reorganized Debtors and with the effect that such actions had been taken by unanimous action of such officers, directors, managers, members, or equity holders.

13.    Plan Implementation.

(a)    In accordance with section 1142 of the Bankruptcy Code and any provisions of the business corporation law and limited liability company law of any applicable jurisdiction (collectively, the “Reorganization Effectuation Statutes”), without further action by the Court or the equity holders, members, managers, officers, or directors of any of the Debtors or Reorganized Debtors, the Debtors and the Reorganized Debtors, as well as the managers and officers of the Debtors or Reorganized Debtors are authorized to: (i) take any and all actions necessary or appropriate to implement, effectuate and consummate the Plan, the Plan Supplement, the Plan Documents, this Confirmation Order, and the transactions contemplated thereby or hereby, and (ii) execute and deliver, adopt or amend, as the case may be, any contracts, instruments, releases, agreements, and documents necessary to implement, effectuate, and consummate the Plan, the Plan Supplement, and the Plan Documents, including those contracts, instruments, releases, agreements, and documents identified in Article IV of the Plan.

(b)    Except as set forth in the Plan, all actions authorized to be taken pursuant to the Plan, the Plan Supplement, and the Plan Documents including, (i) the rejection or assumption, as appropriate, of any Executory Contracts and Unexpired Leases, (ii) issuances and distributions of the Reorganized Unit Corp. Interests, and (iii) entry into any contracts, instruments, releases, agreements, and documents necessary to implement, effectuate, and consummate the Plan shall be effective prior to, on, or after the Effective Date pursuant to this Confirmation Order, without further notice, application to, or order of this Court, or further action by the respective managers, officers, directors, members, or equity holders of the Debtors or Reorganized Debtors.

(c)    To the extent that, under applicable nonbankruptcy law, any of the foregoing actions would otherwise require the consent or approval of the equity holders, members, managers, or directors of any of the Debtors or Reorganized Debtors, this Confirmation Order shall, pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the directors, managers, members, and equity holders of the appropriate Debtors or Reorganized Debtors, as applicable.

(d)    All such transactions effected by the Debtors during the pendency of the Chapter 11 Cases from the Petition Date through the Confirmation Date (or as otherwise contemplated by this Confirmation Order) are approved and ratified, subject to the satisfaction of any applicable terms and conditions to effectiveness of such transactions and the occurrence of the Effective Date.

14.    Separation Settlement Approved. The Separation Settlement described in Article V.G of the Plan constitutes a settlement pursuant to sections 363 and 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 between Unit Corp. and certain Holders of Separation Claims and shall be implemented pursuant to the Amended Separation Benefit Plan and the procedures set forth in Article V.G. of the Plan. The Separation Settlement was negotiated at arms’-length and in good faith, is in the best interests of the Debtors, their Estates, and Holders of such Claims and Interests, and is fair, equitable, and reasonable.

15.    Cancellation of Existing Securities and Agreements. On the Effective Date, except as otherwise provided herein or in the Plan, all notes, instruments, certificates, and other instruments or documents, directly or indirectly, evidencing any Claim or Interest, including all Unit Corp. Interests, shall be deemed cancelled and the obligations of the Debtors or Reorganized Debtors thereunder or in any way related thereto shall be discharged; provided, however, that notwithstanding the releases set forth in Article IX.F of the Plan, Confirmation, or the occurrence of the Effective Date, any credit document or agreement that governs the rights of the Holder of a Claim or Interest shall continue in effect solely for purposes of enabling Holders of Allowed Claims and Allowed Interests to receive distributions under the Plan as provided therein; provided, however, that nothing in the Plan or Confirmation Order shall effectuate a cancellation of any Reorganized Unit Corp. Interests or the obligations of the Reorganized Debtors thereunder.

16.    New Organizational Documents. The New Organizational Documents are approved in all respects. The Debtors and the Reorganized Debtors, as applicable, are authorized, without further approval of the Court, to make modifications, and, as may be modified, enter into the New Organizational Documents in accordance with the Plan, and to execute and deliver all agreements, documents, instruments, and certificates relating to the New Organizational Documents and take such other actions as deemed reasonably necessary and appropriate to perform their obligations thereunder.

17.    Directors and Officers of Reorganized Debtors. The Reorganized Debtors’ initial directors and officers, to the extent known, have been disclosed prior to the Confirmation Hearing, including the identity of any insider that will be employed or retained by the Reorganized

Debtors and the nature of any compensation of such insider. The appointment of the directors and officers as indicated in the Plan Supplement is hereby approved and shall be effective as of the Effective Date, without any further corporate, limited liability company, or shareholder action at each of the Reorganized Debtors effective as of the Effective Date. To the extent that any director or officer has not yet been determined prior to the Effective Date, such determination will be made in accordance with the New Organizational Documents and such appointment is hereby approved. Based on the foregoing, the appointment to, or continuance in, the applicable office by the applicable individual is consistent with the interests of the creditors and equity holders and with public policy, and, therefore, satisfy section 1123(a)(7) of the Bankruptcy Code.

18.    Exit Facility Documents. Notwithstanding anything to the contrary in this Confirmation Order, the entry into the Exit Facility Documents in form and substance consistent with the description set forth in the Plan and Exit Facility Documents included in the Plan Supplement, and all transactions contemplated thereby, including, without limitation, all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, indemnities, costs, and expenses provided for therein, are hereby approved.

19.    The Debtors and the Reorganized Debtors, as applicable, are authorized in all respects, without further notice to any party, or further order or other approval of the Court, or further act or action under applicable law, regulation, order, or rule, or the vote, consent, authorization or approval of any Person except as otherwise required by the Exit Facility Documents, to (a) execute and deliver, or cause to be executed and delivered, the Exit Facility Documents, and to perform their obligations thereunder, including, but not limited to, any documents related to the loans and other extensions of credit contemplated by the Exit Facility

Documents, any guarantees thereof and any other documents executed in connection therewith, except as otherwise required by the Exit Facility Documents, (b) to grant Liens to secure such loans, other than extensions of credit and guarantees, (c) incur the indebtedness under the Exit Facility Documents, and (d) perform all obligations under the Exit Facility Documents and the payment of all fees, expenses, losses, damages, indemnities, and other amounts provided under the Exit Facility Documents, in each case consistent with the terms of the Exit Facility Documents.

20.    The obligations of the Reorganized Debtors under the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, and the Exit Facility Documents and the indebtedness arising thereunder shall be enforceable in accordance with their terms. The Debtors’ or the Reorganized Debtors’, as applicable, entry on the Effective Date into the Exit Facility Documents is approved in all respects by virtue of this Confirmation Order, in accordance with the Bankruptcy Code and applicable state law (including any analogous provision of the applicable business organizations law or code of each other state in which the Reorganized Debtors are incorporated or organized) and without the need for further corporate action or any further action by Holders of Claims or Interests in the Debtors or the Reorganized Debtors or stockholders, directors, members, or partners of the Debtors or the Reorganized Debtors, and with like effect as if such actions had been taken by unanimous actions thereof.

21.    Each of the Reorganized Debtors, without any further action by the Court or each respective Reorganized Debtors’ officers, directors, or stockholders, is hereby authorized and directed to enter into, and take such actions as necessary to perform under, or otherwise effectuate, the Exit Facility Documents, as well as any notes, documents, or agreements in connection therewith, including, without limitation, any documents required in connection with the creation, continuation, or perfection of Liens or other security interests in connection therewith.

22.    On the Effective Date, all of the Liens and security interests to be granted pursuant to the Plan and the Exit Facility Documents, shall be (a) deemed approved, (b) legal, valid, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, and with the priorities established in respect thereof under applicable nonbankruptcy law, and (c) deemed perfected on the Effective Date, subject only to such Liens and security interests as may be permitted under the Exit Facility Documents.

23.    The Reorganized Debtors and the secured parties (and their designees and agents) under the Exit Facility Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents to evidence, establish, continue, and perfect such Liens and other security interests under the provisions of the applicable state, provincial, federal, or other law that would be applicable in the absence of the Plan and this Confirmation Order (it being understood that the perfection of the Liens and security interests granted under the Exit Facility Documents shall occur automatically by virtue of the entry of this Confirmation Order and the consummation of the Exit Facility Documents, and any such filings, recordings, approvals, and consents shall not be necessary or required as a matter of law to perfect or continue the perfection of such Liens and other security interests), and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and other security interests to third parties.

24.    Neither the execution and delivery by the Reorganized Debtors of any of the Exit Facility Documents nor the performance by the Reorganized Debtors of their respective obligations thereunder constitutes a violation of or a default under any contract or agreement to which any Reorganized Debtor is a party, including those contracts or agreements assigned to the Reorganized Debtors or reinstated under the Plan.

25.    Notwithstanding anything to the contrary in the Plan, the Plan Documents, or this Confirmation Order, the Court’s retention of jurisdiction shall not govern the enforcement of the Exit Facility Documents or any rights or remedies related thereto, other than the effectiveness of the Debtors’ entry into the Exit Facility Documents.

26.    Exemption from Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under the Plan or pursuant to: (a) the issuance, distribution, transfer, delivery, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the Restructuring; (c) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (d) the making, assignment, or recording of any lease or sublease; or (e) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sales or use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code, and upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forego the collection of any such tax or governmental assessment and accept for filing and recordation of any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.

27.    Exemption from Registration Requirements. To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable nonbankruptcy law, the offering, issuance, and distribution under the Plan of the Reorganized Unit Corp. Interests, including the Warrant Package and the Reorganized Unit Corp. Interests issuable upon exercise of the warrants comprising the Warrant Package, but excluding the Reorganized Unit Corp. Interests in respect of the Equity Exit Fee, and to the extent they constitute securities under the Securities Act, whether on the Effective Date or any other date of distribution thereafter, pursuant to the terms of the Plan or the Confirmation Order, shall be exempt from registration and prospectus delivery requirements under (a) the Securities Act and all rules and regulations promulgated thereunder and (b) any applicable U.S. state or local law requiring registration for the offer, issuance, or distribution of securities. The issuances of the Warrant Package and the Reorganized Unit Corp. Interests (other than the Reorganized Unit Corp. Interests in respect of the Equity Exit Fee), including those issuable upon exercise of the warrants comprising the Warrant Package, was are or were in exchange for a portion of an Allowed Claim.

28.    Pursuant to section 1145 of the Bankruptcy Code, any issuance of securities contemplated by the Plan, including the Warrant Package and the Reorganized Unit Corp. Interests, including those issuable upon exercise of the warrants comprising the Warrant Package, but excluding the Reorganized Unit Corp. Interests in respect of the Equity Exit Fee, shall be freely tradable by the recipients thereof, subject to: (a) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities

Act, and compliance with any applicable state or foreign securities laws, if any, and the rules and regulations of the United States Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (b) the restrictions, if any, on the transferability of such securities or instruments, including, any restrictions on the transferability under the terms of the New Organizational Documents and the Warrant Agreement; and (c) any other applicable regulatory approval.

29.    Issuance of Reorganized Unit Corp. Interests in Respect of the Equity Exit Fee. The Reorganized Unit Corp. Interests in respect of the Equity Exit Fee will be treated as issued pursuant to Section 4(a)(2) of the Securities Act and Regulation D thereunder and will be subject to restrictions on resale and may be resold only pursuant to an effective registration statement or under Rule 144 or another available exemption from registration under the federal and state securities laws.

30.    Sufficiency of the Plan and Confirmation Order. The Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the securities to be issued under the Plan under applicable securities laws or the validity of any other transaction contemplated by the Plan or Confirmation Order. No entity (including, for the avoidance of doubt, The Depositary Trust Company (“DTC”)) or any stock transfer agent should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of shares of Reorganized Unit Corp. Interests and/or the Warrant Package through the facilities of DTC or any stock transfer agent, shall be entitled to any opinion of counsel regarding the validity of any transaction contemplated by the Plan, including as to the exemptions from the Securities Act pursuant to which any securities are being issued pursuant to the Plan or as to the eligibility for DTC book-entry delivery, settlement, and depository services.

31.    Preservation of Rights of Action. Unless any Causes of Action against an Entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Causes of Action, whether arising before or after the Petition Date, including any actions specifically enumerated in the List of Retained Causes of Action, as set forth in the Plan. The Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, the Debtors’ failure to specify a Cause of Action in the Disclosure Statement, the Plan, the Plan Supplement, or otherwise in no way limits the rights of the Reorganized Debtors as set forth above and in the Plan. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, or the Disclosure Statement to any Cause of Action against it as an indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all preserved Causes of Action against it. The Debtors or Reorganized Debtors, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in the Plan or this Confirmation Order.

32.    Professional Compensation. The provisions governing compensation of Professionals set forth in Article II.B and Article X.A of the Plan are approved in their entirety. All final requests for Professional Fee Claims through and including the Effective Date shall be Filed no later than 60 days after the Effective Date. Any objections to Professional Fee Claims shall be served and filed no later than 20 days after the filing of such final applications for payment of Professional Fee Claims.

33.    Payment of Restructuring Expenses. On the Effective Date, the Debtors or Reorganized Debtors, as applicable, shall pay all Restructuring Expenses, including fees and expenses estimated to be incurred through the Effective Date by the Consenting Noteholder Advisors, the RBL Agent Advisors, or the RBL Lenders (provided that the RBL Agent Counsel may submit such invoices on behalf of the RBL Lenders) to the extent invoiced at least one Business Day before the Effective Date, without the need for any such Person to file a fee or retention application in the Chapter 11 Cases

34.    Subordination. Except as otherwise expressly provided in the Plan, this Confirmation Order, and any other order of the Court: (a) the classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, whether arising by contract or under general principles of equitable subordination, section 510 of the Bankruptcy Code, or otherwise; (b) all subordination rights that a Holder of a Claim or Interest may have with respect to any distribution to be made under the Plan shall be discharged and terminated and all actions related to the enforcement of such subordination rights shall be enjoined permanently; and (c) the distributions under the Plan to the Holders of Allowed Claims will not be subject to payment of a beneficiary of such subordination rights, or to levy, garnishment, attachment, or other legal process by a beneficiary of such terminated subordination rights.

35.    Release of Liens. Except as otherwise provided in the Plan, this Confirmation Order, or in any contract, instrument, release, or other agreement or document created pursuant to the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests shall revert to the Reorganized Debtors and their successors and assigns, in each case, without any further approval or order of the Court and without any action or Filing being required to be made by the Debtors. Without limiting the foregoing, to the extent that any Holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such Holder, has filed or recorded any Liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or any such agent for such Holder) shall be authorized to and shall execute such documents as may be reasonably requested by the Debtors or any of the Reorganized Debtors, at the sole expense of the Debtors or the Reorganized Debtors, as applicable, that are necessary to cancel and/or extinguish such Liens and/or security interests. For the avoidance of doubt, this paragraph shall not apply to the Liens, Claims, charges, security interests, mortgages, deeds of trust, pledges, and other encumbrances that secure the obligations arising under the Exit Facility Documents.

36.    Assumption of Contracts and Leases. Pursuant to Article VI of the Plan, and except as otherwise provided in the Plan or the Plan Supplement, as of and subject to the occurrence of the Effective Date, all Executory Contracts and Unexpired Leases to which the Debtors are party shall be deemed assumed (a) except as otherwise provided in the Plan, the Plan Supplement, or this Confirmation Order or (b) except for any Executory Contract or Unexpired Lease that (i) is identified on the Schedule of Rejected Executory Contracts and Unexpired Leases; (ii) has been previously rejected or assumed by a Final Order; (iii) is the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Effective Date; or (iv) is subject to a motion to reject an Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejection is after the Effective Date. Subject to the occurrence of the Effective Date, entry of this Confirmation Order by the Court shall constitute approval of the assumptions provided for in the Plan, including any amendments agreed to by the Debtors during these Chapter 11 Cases to any Executory Contracts or Unexpired Leases being assumed by the Debtors, pursuant to sections 365(a) and 1123 of the Bankruptcy Code and a determination by the Court that the Reorganized Debtors have provided adequate assurance of future performance under each such assumed Executory Contracts and Unexpired Leases. Each Executory Contract and Unexpired Lease assumed pursuant to the Plan, as each such Executory Contract and Unexpired Lease may have been amended by agreement of the Debtors during these Chapter 11 Cases, shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, this Confirmation Order, or any Final Order of the Court authorizing and providing for its assumption, or applicable law.

37.    Subject to resolution of any dispute regarding any Cure Claims and except as otherwise provided herein, all Cure Claims shall be satisfied by the Debtors or the Reorganized Debtors, as the case may be, upon assumption or assignment, as applicable, of the underlying contracts and unexpired leases. Except as otherwise provided herein, assumption or assignment, as applicable, of any Executory Contract or Unexpired Lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure Claims, if any, whether monetary or nonmonetary, arising under any assumed Executory Contract or Unexpired Lease at any time before the effective date of the assumption or assumption and assignment, as applicable. Subject to satisfaction of any Cure Claim, all liabilities reflected in the Schedules and any Proof of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed or assigned shall be deemed disallowed and expunged, without further notice to or action, order, or approval of the Court or any other entity, upon the deemed assumption of such contract or unexpired lease.

38.    Rejection of Contracts and Leases. As of and subject to the occurrence of the Effective Date, except as otherwise provided in the Plan, the Plan Supplement, or this Confirmation Order, all Executory Contracts and Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Unexpired Leases shall be deemed rejected; provided that the Debtors may add or remove Executory Contracts or Unexpired Leases to/from the Schedule of Rejected Executory Contracts and Unexpired Leases until the Effective Date or as otherwise provided in the Plan, in each case in accordance with the Plan and the Restructuring Support Agreement, as applicable. Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be Filed with the Court within the earliest to occur of (i) 21 days after the date of entry of an order of the Court (including the Confirmation Order) approving such rejection or (ii) 30 days after notice of any rejection that occurs after the Effective Date. Any Claims arising from the rejection of an Executory Contract or Unexpired Lease that are not Filed within such time will be automatically Disallowed, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Reorganized Debtors, the Estates, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors or further notice to, or action, order, or approval of the Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in any Proof of Claim to the contrary. Claims arising from or related to the rejection of an Executory Contract or Unexpired Lease shall be classified as General Unsecured Claims and shall be treated in accordance with Article III of the Plan.

39.    Indemnification. Pursuant to Article VI.F of the Plan, the Indemnification Obligations shall not be discharged or impaired by the Plan or Confirmation and the Indemnification Obligations are hereby deemed to be, and shall be treated as, Executory Contracts assumed by the Debtors under the Plan, and shall continue as obligations of the Reorganized Debtors; provided, however, that the Reorganized Debtors shall not indemnify directors or officers of the Debtors for any Claims or Causes of Action arising out of or relating to any act or omission that constitutes knowing and intentional fraud, gross negligence, or willful misconduct.

40.    Insurance. As of the Effective Date, the Reorganized Debtors shall be deemed to have assumed all D&O Liability Insurance Policies (including tail coverage liability insurance) pursuant to section 365(a) of the Bankruptcy Code, to the extent they are Executory Contracts. Entry of this Confirmation Order constitutes the approval of the Reorganized Debtors’ assumption of each of the D&O Liability Insurance Policies, to the extent they are Executory Contracts. Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be Filed, and shall survive the Effective Date.

41.    Distributions. All distributions pursuant to the Plan shall be made in accordance with Article VII of the Plan, and such methods of distribution are approved.

42.    Issuance of Reorganized Unit Corp. Interests. On the Effective Date, Reorganized Unit Corp. is authorized to and shall issue the Reorganized Unit Corp. Interests in accordance with the terms of the Plan and without the need for any further corporate or shareholder action. All of the Reorganized Unit Corp. Interests when so issued, shall be duly authorized, validly issued, enforceable, and fully paid and non-assessable.

43.    Issuance of the Warrant Package. The Warrant Package is approved in all respects. Reorganized Unit Corp. is authorized to and shall issue the Warrant Package in accordance with the terms of the Plan and without the need for any further corporate or shareholder action.

44.    401(k) Employee Thrift Plan. At any time following entry of this Confirmation Order, the Debtors, the Reorganized Debtors, or the Disbursing Agent, as applicable, may establish a reserve of the Warrant Package (and the Warrant Equity issuable upon exercise thereof) that may become distributable to the Unit Corporation Employees’ Thrift Plan (the “401(k) Employee Thrift Plan”), as the record holder of such warrants for and on behalf of eligible current and former employees of the Debtors that participate in such plan (the “401(k) Plan Participants”). In the event that (a) the United States Department of Labor does not grant an exemption from Section 406(a)(1)(E) of the Employee Retirement Income Security Act of 1974 and it is determined that the 401(k) Employee Thrift Plan may not hold the Warrant Package or (b) the 401(k) Employee Thrift Plan elects to opt out of the releases in Article IX of the Plan, the Debtors, the Reorganized Debtors, or the Disbursing Agent, as applicable, shall cancel the reserve of the Warrant Package (and the Warrant Equity issuable upon exercise thereof) established in accordance with this paragraph. The Debtors and/or Reorganized Debtors, as applicable, may take any and all actions they deem appropriate in their discretion to facilitate the distribution of the Warrant Package (and the Warrant Equity issuable upon exercise thereof) that may become distributable to the 401(k) Employee Thrift Plan or the 401(k) Plan Participants, including providing additional notice or disclosures to the 401(k) Employee Thrift Plan or the 401(k) Plan Participants regarding the Plan or the Warrant Package or extending the deadline to submit a Release Opt-Out Form.

45.    Compromise and Settlement of Claims, Interests, and Controversies. Pursuant to section 1123(b)(3)(a) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan constitute a good faith compromise of Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest Holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest including, without limitation, the Separation Settlement. The entry of this Confirmation Order constitutes approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding that such compromise or settlement was negotiated at arms’-length and in good faith, is in the best interests of the Debtors, their Estates, and Holders of such Claims and Interests, and is fair, equitable, and reasonable.

46.    Release, Exculpation, Discharge, and Injunction Provisions. All discharge, injunction, release, and exculpation provisions set forth in the Plan, including but not limited to those contained in Articles IX.B, IX.C, IX.D, IX.E, IX.F, IX.G, and IX.H of the Plan, are approved and shall be effective and binding on all persons and entities to the extent provided therein.

47.    Discharge of Claims and Termination of Interests. Pursuant to section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan and the Plan Supplement, or in a contract, instrument, or other agreement or document executed pursuant to the Plan and the Plan Supplement, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim or Interest has voted to accept the Plan. Any default or “event of default” by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately before or on account of the Filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) as of the Effective Date. This Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the Effective Date occurring.

48.    Seismic Data of Seitel Data, Ltd. Notwithstanding anything in the Plan, any Plan Supplement or this Confirmation Order to the contrary, (a) all Executory Contracts, including, but not limited to, all Master Licensing Agreements and all supplements, amendments, schedules and attachments thereto (collectively, the “Seitel Agreements”) between any of the Debtors, on the one hand, and Seitel Data, Ltd. (“Seitel”), on the other hand, shall be and hereby are rejected pursuant to section 365 of the Bankruptcy Code as of the date of entry of this Confirmation Order, (b) to the extent necessary, the automatic stay under section 362 of the Bankruptcy Code is hereby modified to permit the termination of the Seitel Agreements, (c) the Debtors shall comply with all confidentiality provisions, destruction of data and verification of destruction of data provisions required by the Seitel Agreements, and (d) in accordance with Article VI.C of the Plan, the deadline for Seitel to file a Proof of Claim with respect to any Claim arising from the rejection of the Seitel Agreements shall be 21 days after entry of the Confirmation Order.

49.    Seismic Data of CGG Land (U.S.) Inc. f/k/a Veritas Land Surveys. Notwithstanding anything in the Plan, any Plan Supplement or this Confirmation Order to the contrary, (a) all Executory Contracts, including, but not limited to, the Master Geophysical Data-Use License and all supplements, amendments, schedules and attachments thereto (collectively, the “CGG Agreements”) between any of the Debtors, on the one hand, and CGG Land (U.S.) Inc. f/k/a Veritas Land Surveys (“CGG”) on the other hand, shall be and hereby are rejected pursuant to section 365 of the Bankruptcy Code as of the date of entry of this Confirmation Order, (b) to the extent necessary, the automatic stay under section 362 of the Bankruptcy Code is hereby modified to permit the termination of the CGG Agreements, (c) the Debtors shall comply with all confidentiality provisions, destruction of data, and verification of destruction of data provisions required by the CGG Agreements, and (d) in accordance with Article VI.C of the Plan, the deadline for CGG to file a Proof of Claim with respect to any Claim arising from the rejection of the CGG Agreements shall be 21 days after entry of the Confirmation Order.

50.    Seismic Data of WesternGeco LLC. Notwithstanding anything in the Plan, any Plan Supplement or this Confirmation Order to the contrary, (a) all Executory Contracts, including, but not limited to, all Master Licensing Agreements and all supplements, amendments, addenda, schedules, related agreements, and attachments thereto (collectively, the “WesternGeco Agreements”) between any of the Debtors, on the one hand, and WesternGeco LLC (“WesternGeco”), on the other hand, shall be and hereby are rejected pursuant to section 365 of the Bankruptcy Code as of the date of entry of this Confirmation Order, (b) to the extent necessary, the automatic stay under section 362 of the Bankruptcy Code is hereby modified to permit the termination of the WesternGeco Agreements, (c) within ten (10) days of the Effective Date, the Debtors shall either return or cause to be returned to WesternGeco, or destroy or cause to be destroyed, all Data (as defined in the Master Licensing Agreement, the “WesternGeco Data”) and information derived from the WesternGeco Data, as required by Section Two, paragraph 7.B. of the WesternGeco Agreements, and the Debtors shall within five (5) business days thereafter certify in writing to WesternGeco that the Debtors have caused such actions to be undertaken and completed, (d) the Debtors shall comply with all confidentiality provisions required by the WesternGeco Agreements until the WesternGeco Data is either returned to WesternGeco or destroyed, (e) in accordance with Article VI.C of the Plan, the deadline for WesternGeco to file a Proof of Claim with respect to any Claim arising from the rejection of the WesternGeco Agreements shall be 21 days after entry of the Confirmation Order, and (f) WesternGeco is not a “Releasing Party” as defined by the Plan and is not bound by such releases.

51.    Seismic Data of TGS Geological Products & Services. The Debtors and A2D Technologies, Inc. d/b/a TGS Geological Products & Services (“TGS”) have consensually resolved all disputes related to the assumption of all of the agreements listed in TGS’ Objection to Confirmation of the Debtors’ First Revised Proposed Joint Chapter 11 Plan of Reorganization [Docket No. 284] (the “TGS Agreements”). This resolution is embodied in that certain letter agreement between the Debtors and TGS dated as of August 5, 2020 (the “TGS Letter Agreement”). Pursuant to section 365 of the Bankruptcy Code, (a) subject to and conditioned upon the Debtors’ agreement to timely comply with all of the terms and conditions of the TGS Letter Agreement, this Confirmation Order approves the assumption of the TGS Letter Agreement, as well as the TGS Agreements as of the Effective Date, and (b) notwithstanding anything in the

Plan, the Plan Supplement, or this Confirmation Order to the contrary, the TGS Agreements and the TGS Letter Agreement shall be binding on the Reorganized Debtors and TGS, as applicable, as of the Effective Date. For the avoidance of doubt, the Debtors’ compliance with the terms of the TGS Letter Agreement shall satisfy all cure amounts and any other claims potentially arising under the TGS Agreements as a result of the transactions contemplated by the Plan (including with respect to any potential change of control or ownership of any Debtor).

52.    Texas Comptroller—Tax Liabilities. Notwithstanding any term in the Plan or this Confirmation Order to the contrary: (i) in the event of any dispute with respect to any and all tax liabilities owed by the Debtors to the Texas Comptroller of Public Accounts (the “Texas Comptroller”), such dispute shall be resolved in accordance with applicable administrative and state law and, upon a final determination of such liability, such tax liability shall be deemed Allowed, if and to the extent necessary, under the Plan; (ii) the Comptroller shall not be required to file claims for tax amounts due pre-petition and, pursuant to section 503(b)(1)(D) of the Bankruptcy Code, the Comptroller shall not be required to file a request for payment of any amounts coming due post-petition; (iii) the Comptroller’s setoff rights, if any, are preserved under section 553 of the Bankruptcy Code; and (iv) the bankruptcy shall have no effect on the Comptroller’s rights as to non-Debtor third parties.

53.    Provisions Regarding Texas Comptroller—Unclaimed Property. Notwithstanding anything else to the contrary in the Plan, the Confirmation Order or any document implementing the Plan, these provisions apply to the claims of the Texas Comptroller—Unclaimed Property Division:

54.    The Texas Comptroller is responsible for administering the Texas unclaimed property (“Unclaimed Property”) laws pursuant to Texas Property Code, title 6, chapters 72–76 and other applicable Texas laws (the “Texas Unclaimed Property Laws”). Any right of the Texas Comptroller of Public Accounts pursuant to Texas Unclaimed Property Laws to perform an audit and pursue recovery of Unclaimed Property, together with interest, penalties, attorneys’ fees and costs, are preserved by the confirmation of the Plan, and any defenses, claims, counterclaims and affirmative defenses, including preemption of the Texas Unclaimed Property Laws, that exist under applicable law in favor of the Debtors or the Reorganized Debtors to contest any action of the Texas Comptroller to recover Unclaimed Property are preserved;

55.    The Texas Comptroller may amend or file any Claim against any Debtor with respect to: (a) any liability under the Texas Unclaimed Property Laws arising as a result of the filing of an unfiled return or report; (b) pending audit; or (c) an audit that may be performed, with respect to any liability under the Texas Unclaimed Property Laws (the “Texas Unclaimed Property Audit”).

56.    The Plan and Confirmation Order shall not constitute a settlement with the Texas Comptroller pursuant to section 363 of the Bankruptcy Code or Bankruptcy Rule 9019 and Article IX.A, and any other similar provision, of the Plan shall not apply to the Texas Comptroller; and

57.    No provision of the Plan or Confirmation Order setting a “minimum distribution” amount shall apply to the Texas Comptroller or any owner of Unclaimed Property included in any Unclaimed Property report or Unclaimed Property audit of the Debtors.

58.    United States—Federal Leases. Nothing in this Confirmation Order or the Plan discharges, releases, precludes, or enjoins: (i) any liability to any Governmental Unit that is not a Claim; (ii) any liability to a Governmental Unit arising on or after the Effective Date; (iii) any police or regulatory liability to a Governmental Unit that any entity would be subject to as the owner, lessee, holder or operator of Federal Leases (as defined below) or property after the Effective Date; or (iv) any liability to a Governmental Unit of any Person other than the Debtors or Reorganized Debtors, nor shall anything in this Confirmation Order or the Plan enjoin or otherwise bar a Governmental Unit from asserting or enforcing, outside this Court, any liability described in the preceding. Notwithstanding any provision of the Plan, this Confirmation Order, or any implementing or supplementing Plan or Plan Supplement, the United States’ setoff rights under federal law as recognized in section 553 of the Bankruptcy Code, and the United States’ recoupment rights, are preserved and unaffected. Nothing in the Confirmation Order or Plan shall authorize the Debtors to abandon any real property or wells. Nothing in this Confirmation Order divests any tribunal of any jurisdiction it may have under police or regulatory law to interpret this Confirmation Order or the Plan or to adjudicate any defense asserted under this Confirmation Order or the Plan. Moreover, nothing in the Plan or Plan Supplement shall affect the treatment of any interest in contracts, leases, covenants, operating rights agreements, rights-of-use and easement, and rights-of-way or other interests or agreements (a) with the federal government; (b) involving (i) federal land or minerals or (ii) lands or minerals held in trust for federally-recognized Indian tribes or Indian individuals (collectively, “Indian Landowners”); or (c) held by such Indian Landowners in fee with federal restriction on alienation (collectively, the “Federal Leases”).

59.    For the avoidance of doubt and without limiting the foregoing, any assignment and/or transfer of any interests in the Federal Leases is ineffective absent the consent of the United States; provided that the foregoing shall not apply to the assumption and assignment of such interests to the Reorganized Debtors (or the vesting of such interests in the Reorganized Debtors) on the Effective Date. Nothing in the Plan or Plan Supplement shall be interpreted to set cure amounts or require the United States to novate, approve or consent to any sale, assignment and/or transfer of any interests in the Federal Leases except pursuant to existing regulatory requirements and applicable law.

60. Moreover, nothing in the Plan or Plan Supplement shall be interpreted to release the Debtors from any reclamation, plugging and abandonment, or other operational requirement under applicable federal law; to address or otherwise affect any decommissioning obligations and financial assurance requirements under the Federal Leases, that must be met by the Debtors or their successors and assigns on the Federal Leases going forward; or to impair audit rights of the federal government. In addition, notwithstanding any provision to the contrary in the Plan, this Confirmation Order, or Plan Supplement, nothing shall nullify the United States’ right to assert, against the Debtors and their estates, any (i) decommissioning liability and/or (ii) Claim that is nondischargeable under applicable law, including but not limited to a Claim arising from the Debtors’ interest in any Federal Lease not assumed by the Debtors. Notwithstanding any provision to the contrary in the Plan or Plan Supplement the United States will retain and have the right to audit and/or perform any compliance review and, if appropriate, collect from the Debtors and/or their successor(s) and assign(s) in full any additional monies owed by the Debtors with respect to any assumed Federal Leases without those rights being adversely affected by these Chapter 11 Cases. Such rights shall be preserved in full as if these Chapter 11 Cases had not occurred. The Debtors and their successors and assigns, will retain all defenses and/or rights, other than defenses and/or rights arising from these Chapter 11 Cases, to challenge any such determination; provided, however, that any such challenge, including any challenge associated with these Chapter 11 Cases, must be raised in the United States’ administrative review process leading to a final agency determination by the Department of the Interior. The audit and/or compliance review period shall remain open for the full statute of limitations period established by the Federal Oil and Gas Royalty Simplification and Fairness Act of 1996, 30 U.S.C. § 1702, et seq.

61. Surety Bonds. Notwithstanding any other provision of the Plan or the Confirmation Order, on the Effective Date: (i) any and all surety bonds issued on behalf of any of the Debtors, as principal(s), and in force as of the Effective Date (each, a “Surety Bond,” and collectively, the “Surety Bonds”), and any related indemnification and collateral agreements (collectively, the “Surety Indemnity Agreements”) entered into by any of the Debtors in favor of the sureties providing the Surety Bonds (each, “Surety”, and collectively, the “Sureties”) will be treated as Executory Contracts that have been assumed by the Reorganized Debtors under the Plan and will survive and remain unaffected and unimpaired by the confirmation of the Plan and entry of the Confirmation Order; provided, that for avoidance of doubt, neither the Plan nor the Confirmation Order shall constitute a finding as to whether any of the Surety Bonds or Surety Indemnity Agreements are “executory contracts” within the meaning of section 365 of the Bankruptcy Code; (ii) any bonded obligation relating to any Surety Bond shall be unimpaired and a continuing obligation of the Reorganized Debtors; and (iii) any and all collateral, including letters of credit, held by a Surety shall remain in place to secure the obligations of any of such Surety’s indemnitors under all applicable Surety Indemnity Agreements regardless of when such obligations arise. Upon the Effective Date, and provided that all amounts then due and owing pursuant to the Surety Bonds and Surety Indemnity Agreements are satisfied, any Proof of Claim or any administrative expense claim or other expense filed by a Surety on account of or in respect of any Surety Bond or Surety Indemnity Agreement, or otherwise covered by this paragraph, solely for purposes of administration of claims under the Plan, shall be deemed automatically withdrawn without further notice to or action by the Court and shall be expunged from the claims register and the docket of the Court. Nothing in this paragraph shall be deemed to alter, modify, impair, or waive any of the Debtors’ or the Reorganized Debtors’ rights or defenses with respect to any asserted Claims of or obligations to the Sureties, including to object to or dispute any such Claims and obligations, and all such rights shall be determined under applicable non-bankruptcy law. Nor shall this paragraph be deemed to alter, modify, impair, or waive the respective rights and obligations of the Sureties, Debtors, Reorganized Debtors, or any indemnitors, as applicable, under the Surety Bonds, the Surety Indemnity Agreements, or any related collateral agreements.

62.    Notwithstanding any provision of this Plan or the Confirmation Order, including, but not limited to, the third-party release and injunction provisions in Article XII of the Plan, nothing in the Plan or the Confirmation Order shall be deemed to bar, impair, alter, diminish, or enlarge any of the rights or claims of Westchester Fire Insurance Company and its affiliates against any Entity other than the Debtors, the Reorganized Debtors, and their respective related parties specified in the definition of “Released Party” in the Plan, including but not limited to any other Released Party, pursuant to the terms of an applicable Surety Indemnity Agreement or other applicable law, and, for the avoidance of doubt, Westchester shall be deemed to have opted out of any and all third-party release and injunctive provisions of the Plan without the need to file a ballot so indicating.

63.    Taxing Authorities. Certain Texas Taxing Authorities7 assert that they are Holders of prepetition Claims for unpaid ad valorem real and business personal property taxes (the “Ad Valorem Tax Claims”). The Debtors or Reorganized Debtors, as applicable, shall pay all Ad Valorem Tax Claims on the later of: (a) ten Business Days after (i) the Effective Date or (ii) the date on which such Ad Valorem Tax Claims become Allowed Claims, whichever occurs last, and (b) the date when such Ad Valorem Tax Claims become due and payable in the ordinary course of business; provided, however, that any Ad Valorem Tax Claims for the 2020 taxable year are not required to be paid by the Reorganized Debtors prior to January 31, 2021. In the event any Ad Valorem Tax Claims of the Texas Taxing Authorities are paid after the applicable date set forth in the prior sentence, the applicable Texas Taxing Authority shall receive interest on such Ad Valorem Tax Claim (a) from the Petition Date through the Effective Date and (b) from the Effective Date until the date of payment in full at the state statutory rate pursuant to Bankruptcy Code sections 506(b), 511, and 1129, as applicable. Each Texas Taxing Authority shall retain the liens that secure the Ad Valorem Tax Claims, and the relative priority of such liens shall continue until the Ad Valorem Tax Claims are paid in full. In the event that collateral that secures an Ad Valorem Tax Claim is returned to a creditor whose lien is junior to the liens of such Texas Taxing Authority, the Debtors or Reorganized Debtors, as applicable, shall first pay all Ad Valorem Tax Claims that are secured by such collateral. In the event that the Debtors or Reorganized Debtors abandon any property upon which the Texas Taxing Authorities have liens securing any Ad Valorem Tax Claims, the Debtors or Reorganized Debtors, as applicable, shall provide notice of such abandonment and of the occurrence of the Effective Date to the affected Texas Taxing Authority. The Ad Valorem Tax Claims for the 2020 taxable year shall not be discharged until

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“Texas Taxing Authorities” means, collectively, Roberts County Appraisal District, Wheeler County Tax Office, Fort Elliot Consolidated Independent School District, Ochiltree County Tax Office, Gray County Tax Office, Hansford County Tax Office, Hemphill County Tax Office, Canadian Independent School District, Lipscomb County Tax Office, Andrews Independent School District, Andrews County Tax Office, Martin County Appraisal District, Martin County Tax Office, Crockett County Tax Office, Midland County, Texas, Schleicher County, Texas, Wink-Loving Independent School District, Throckmorton County, Texas, Montague County Appraisal District, Montague County Tax Assessor, Humble Independent School District, Sheldon Independent School District, West Hardin County Consolidated Independent School District, Hardin County, Texas, Coleman County Tax Appraisal District, Crane County, Texas, DeWitt County, Texas, Dilley Independent School District, Ector County Appraisal District, Frio Hospital District, Goliad County, Texas, Goliad Independent School District, Harris County, Texas, Jasper County, Texas, Lavaca County, Texas, Live Oak Central Appraisal District, Loving County, Texas, Polk County, Texas, Tom Green Central Appraisal District, Tyler County, Texas, Ward County, Texas, Webb Consolidated Independent School District, Yoakum Independent School District, Hardin County, Texas, Midland Central Appraisal District, and Irion County, Texas.

such time as the amounts owed are paid in full. In the event of a default in the payment of the Ad Valorem Tax Claims as provided herein, the Texas Taxing Authorities shall provide notice to counsel for the Reorganized Debtors regarding such default, and the Reorganized Debtors shall have twenty (20) days from the date of receipt such notice to cure the default. If the default is not cured within such period, the Texas Taxing Authorities shall be entitled to pursue collection of all amounts owed pursuant to applicable non-bankruptcy law. Failure to pay the 2020 Ad Valorem Tax Claims prior to the state law delinquency date shall constitute an event of default only as to the relevant Texas Taxing Authority. The Debtors’ and/or Reorganized Debtors’ rights and defenses under Texas state law and the Bankruptcy Code with respect to this paragraph, including their right to dispute or object to the Ad Valorem Tax Claims and liens, are fully preserved.

64.    Enable Gathering & Processing, LLC. Debtor Unit Petroleum Company and Enable Gathering & Processing, LLC (together with Enable Midstream Partners, LP, “Enable”) are parties to, among other contracts, Enable contract # 1120615, dated as of March 1, 2017 (the “Enable Agreement”), to be assumed pursuant to the Plan. Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order: (a) the Enable Agreement shall be deemed assumed as of the Effective Date, provided however, that the Enable Agreement will not be deemed assumed until and unless the cure or compensation, if any, required to satisfy the provisions of sections 365(b)(1)(A) and 365(b)(1)(B) of the Bankruptcy Code for the assumption of the Enable Agreement (the “Enable Cure Amount”) is satisfied pursuant to the requirements of sections 365(b)(1)(A) and 365(b)(1)(B) of the Bankruptcy Code; (b) the Plan, the Plan Supplement, and this Confirmation Order shall not be, and shall not be construed as, a determination of the Enable Cure Amount or any other Claim of Enable arising under the Enable Agreement; (c) the rights of the Debtors, their estates, the Reorganized Debtors, and Enable are each fully reserved with respect to all rights and Claims arising under the Enable Agreement, including the Enable Cure Amount; (d) any dispute with respect to the Enable Cure Amount, if any, shall be resolved in accordance with the procedures set forth in Article VI.D of the Plan; and (e) nothing herein shall prejudice the rights of the Debtors or the Reorganized Debtors, as applicable, or Enable with respect to the Enable Agreement.

65.    J-W Power Company. The terms of this paragraph shall apply to any executory contracts among one or more of the Debtors and J-W Power Company (“JW” and such contracts, the “JW Agreements”).8 Notwithstanding anything to the contrary in the Plan, the Plan Supplement, or this Confirmation Order: (a) the JW Agreements shall be deemed assumed as of the Effective Date, (b) the Plan, the Plan Supplement, and this Confirmation Order shall not be, and shall not be construed as, a determination of the cure or compensation, if any, required to satisfy the provisions of sections 365(b)(1)(A) and 365(b)(1)(B) of the Bankruptcy Code for the assumption of the JW Agreements (the “JW Cure Amount”) or any other Claim of JW arising under the JW Agreements, (c) the rights of the Debtors, their estates, the Reorganized Debtors, and JW are each fully reserved with respect to all rights and Claims arising under the JW Agreements, including the JW Cure Amount, (d) any dispute with respect to the JW Cure Amount, if any, shall be resolved in accordance with the procedures set forth in Article VI.D of the Plan, except the deadline for JW to file any Cure Claim dispute shall commence either on the Effective Date or on the date the list of JW Agreements is reconciled, whichever is later, and (e) nothing herein shall prejudice the rights of the Debtors or the Reorganized Debtors, as applicable, or JW with respect to the JW Agreements.

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The Debtors and JW are working to reconcile a list of JW Agreements and will update the Schedule of Assumed Executory Contracts and Unexpired Leases, as needed, within 10 days of entry of this Confirmation Order.

66.    Tax Withholding. Pursuant to the Plan, including Article VII.E thereof, to the extent applicable, the Debtors or the Reorganized Debtors, as applicable, shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Debtors or the Reorganized Debtors, as applicable, shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms they believe are reasonable and appropriate. The Debtors or the Reorganized Debtors, as applicable, reserve the right to allocate all distributions made under the Plan in compliance with applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances. Any amounts withheld pursuant to the Plan shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan. The distributing party may require a Holder of an Allowed Claim or Interest to complete and return an Internal Revenue Service Form W-8 or W-9, as applicable, to each such Holder, and any other applicable tax forms.

67.    Payment of Statutory Fees. On the Effective Date and thereafter as may be required, the Reorganized Debtors shall pay any and all fees incurred pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code, together with interest, if any, pursuant to § 3717 of title 31 of the United States Code for the Chapter 11 Cases until the Chapter 11 Cases are dismissed or a final decree is issued, whichever occurs first.

68.    Documents, Mortgages and Instruments. Each federal, state, local, foreign or other governmental agency is authorized to accept any and all documents, mortgages or instruments necessary or appropriate to effectuate, implement or consummate the Plan.

69.    Return of Deposits. All utilities, including any Person who received a deposit or other form of “adequate assurance” of performance pursuant to section 366 of the Bankruptcy Code during the Chapter 11 Cases (collectively, the “Deposits”), whether pursuant to the Order (I) Approving the Debtors’ Proposed Adequate Assurance Payments for Future Utility Services, (II) Prohibiting Utility Providers From Altering, Refusing, or Discontinuing Services, and (III) Approving the Debtors’ Proposed Procedures for Resolving Adequate Assurance Requests [Docket No. 57] (the “Utilities Order”) or otherwise, including, but not limited to, gas, electric, telephone, data, cable, trash, freight, and waste management services, are directed to return such Deposits to the Reorganized Debtors within 15 days following the Effective Date. Additionally, the Debtors or Reorganized Debtors, as applicable, are hereby authorized to close the Adequate Assurance Account (as defined in the Utilities Order) upon entry of the Confirmation Order.

70.    Filing and Recording. This Confirmation Order is binding upon and shall govern the acts of all persons or entities including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required, by operation of law, the duties of their office, or contract, to accept, file, register, or otherwise record or release any document or instrument. Each and every federal, state, and local government agency is hereby directed to accept any and all documents and instruments necessary, useful, or appropriate (including financing statements under the applicable uniform commercial code) to effectuate, implement, and consummate the transactions contemplated by the Plan and this Confirmation Order without payment of any stamp tax or similar tax imposed by state or local law.

71.    Continued Effect of Stays and Injunctions. Unless otherwise provided in the Plan or this Confirmation Order, all injunctions or stays arising under or entered during the Chapter 11 Cases under section 362 of the Bankruptcy Code or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

72.    Debtors’ Actions Post-Confirmation Through the Effective Date. During the period from entry of this Confirmation Order through and until the Effective Date, each of the Debtors shall continue to operate its business as a debtor in possession, subject to the oversight of the Court as provided under the Bankruptcy Code, the Bankruptcy Rules, and this Confirmation Order and any order of the Court that is in full force and effect.

73.    Authorization to Consummate. The Debtors are authorized to consummate the Plan and the Restructuring at any time after entry of this Confirmation Order subject to satisfaction, or waiver in accordance with Article X.B of the Plan, of the conditions precedent to the Effective Date set forth in Article X of the Plan.

74.    Conditions to the Effective Date. The Plan shall not become effective unless and until the conditions set forth in Article X.A of the Plan have been satisfied or waived pursuant to Article X.B of the Plan.

75.    Nonseverability of Plan Provisions Upon Confirmation. Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtors’ consent (and subject to other consents and consultation rights set forth in the Plan) in accordance with the terms set forth in the Plan; and (c) nonseverable and mutually dependent.

76.    Post-Confirmation Modifications. Subject to the terms of the Plan and the Restructuring Support Agreement and without need for further order or authorization of the Court, the Debtors or the Reorganized Debtors, as applicable, are authorized and empowered to make any and all modifications to any and all Plan Documents that are necessary to effectuate the Plan that do not materially modify the terms of such documents and are consistent with the Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and those restrictions on modifications set forth in the Plan, the Debtors and the Reorganized Debtors reserve their respective rights prior to the Effective Date to withdraw, alter, amend, or modify materially the Plan with respect to such Debtor or Reorganized Debtor and, to the extent necessary, may initiate proceedings in the Court to so alter, amend, or modify the Plan, or remedy any defect or omission, or reconcile any inconsistencies in the Plan, the Disclosure Statement, or this Confirmation Order, as may be necessary to carry out the purposes and intent of the Plan consistent with the terms of the Restructuring Support Agreement. Any such modification or supplement shall be considered a modification of the Plan and shall be made in accordance with Article XI.A of the Plan.

77.    Reversal/Stay/Modification/Vacatur of Confirmation Order. Except as otherwise provided in this Confirmation Order, if any or all of the provisions of this Confirmation Order are hereafter reversed, modified, vacated, or stayed by subsequent order of this Court or any other court, such reversal, stay, modification, or vacatur shall not affect the validity or enforceability of any act, obligation, indebtedness, liability, priority, or Lien incurred or undertaken by the Debtors or the Reorganized Debtors, as applicable, prior to the effective date of such reversal, stay, modification, or vacatur. Notwithstanding any such reversal, stay, modification, or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, or in reliance on, this Confirmation Order prior to the effective date of such reversal, stay, modification, or vacatur shall be governed in all respects by the provisions of this Confirmation Order and the Plan or any amendments or modifications thereto.

78.    Applicable Nonbankruptcy Law. The provisions of this Confirmation Order, the Plan, and related documents, or any amendments or modifications thereto, shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

79.    Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state, federal, or other governmental authority with respect to the implementation or consummation of the Plan, any certifications, documents, instruments or agreements, and any amendments or modifications thereto, and any other acts referred to in, or contemplated by, the Plan.

80.    Waiver of Filings. Any requirement under section 521 of the Bankruptcy Code or Bankruptcy Rule 1007 obligating the Debtors to file any list, schedule, or statement with the Court or the Office of the United States Trustee for the Region 7 for the Southern District of Texas (the “U.S. Trustee”) (except for monthly operating reports or any other post-confirmation reporting obligation to the U.S. Trustee) is hereby waived as to any such list, schedule, or statement not filed as of the Confirmation Date.

81.    Notice of Entry of the Confirmation Order and Effective Date. In accordance with Bankruptcy Rules 2002 and 3020(c), as soon as reasonably practicable after the Effective Date, the Debtors shall serve notice of the entry of this Confirmation Order and notice of the Effective Date, substantially in the form annexed hereto as Exhibit B to all parties who hold a

Claim or Interest in these Chapter 11 Cases, the U.S. Trustee, and other parties in interest. Such notice is hereby approved in all respects and shall be deemed good and sufficient notice of confirmation of the Plan, entry of this Confirmation Order, and the occurrence of the Effective Date.

82.    Substantial Consummation. On the Effective Date, the Plan shall be deemed to be substantially consummated under sections 1101 and 1127 of the Bankruptcy Code.

83.    Termination of Restructuring Support Agreement. On the Effective Date, the Restructuring Support Agreement will terminate automatically in accordance with Section 10 thereof.

84.    References to Particular Plan Provisions. References to articles, sections, and provisions of the Plan are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan or this Confirmation Order.

85.    Headings. Headings utilized herein are for convenience and reference only, and do not constitute a part of the Plan or this Confirmation Order for any other purpose.

86.    Effect of Conflict. This Confirmation Order supersedes any Court order issued prior to the Confirmation Date that may be inconsistent with this Confirmation Order. If there is any inconsistency between the terms of the Plan and the terms of this Confirmation Order, then, solely to the extent of such inconsistency, the terms of this Confirmation Order govern and control.

87.    Final Order. This Confirmation Order is a Final Order and the period in which an appeal must be filed shall commence upon the entry hereof.

88.    Retention of Jurisdiction. Except as set forth in the Plan or this Confirmation Order, the Court may properly, and, upon the Effective Date, shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases, including the matters set forth in Article XI of the Plan and section 1142 of the Bankruptcy Code.

Dated:                     , 2020

Houston, Texas

UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Plan

Exhibit B

Proposed Confirmation Order Notice

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re:	§	Case No. 20-32740 (DRJ)
§
UNIT CORPORATION, et al.,	§	(Chapter 11)
§
	§	(Jointly Administered)
Debtors.[1]	§	Related to Dkt. No. [●]

NOTICE OF (I) ENTRY OF ORDER APPROVING

THE DEBTORS’ DISCLOSURE STATEMENT ON A FINAL

BASIS AND CONFIRMING THE DEBTORS’ AMENDED JOINT

CHAPTER 11 PLAN OF REORGANIZATION, (II) OCCURRENCE OF

THE EFFECTIVE DATE, AND (III) ADMINISTRATIVE CLAIM BAR DATE

PLEASE TAKE NOTICE that on August [●], 2020, the Honorable David Jones, Chief United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Court”), entered the order [Docket No. [●]] (the “Confirmation Order”) confirming the [Debtors’ Amended Joint Chapter 11 Plan of Reorganization [Docket No.[●]] (as amended, modified, or supplemented, the “Plan”).2

PLEASE TAKE FURTHER NOTICE that the Effective Date of the Plan occurred on [●], 2020.

PLEASE TAKE FURTHER NOTICE that copies of Confirmation Order and the Plan, as well as other documents filed in the Chapter 11 Cases can be found on the docket of the Chapter 11 Cases and can also be downloaded free of charge from the website of the Debtors’ noticing and claims agent, Prime Clerk LLC, at https://cases.primeclerk.com/UnitCorporation/.

PLEASE TAKE FURTHER NOTICE that the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article IX of the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and Confirmation Order, and the provisions thereof, are binding on the Debtors, the Reorganized Debtors, any Holder of a Claim against or Interest in the Debtors and such Holder’s respective successors, assigns, and designees, whether or not the Claim or Interest of such Holder is Impaired under the Plan and whether or not such Holder or entity voted to accept the Plan.

[1]

The Debtors in these Chapter 11 Cases and the last four digits of their respective federal tax identification numbers are: 8200 Unit Drive, L.L.C. (1376); Unit Corporation (3193); Unit Drilling Colombia, L.L.C. (1087); Unit Drilling Company (5145); Unit Drilling USA Colombia, L.L.C. (0882); and Unit Petroleum Company (5963). The location of the Debtors’ U.S. corporate headquarters and the Debtors’ service address is: 8200 South Unit Drive, Tulsa, Oklahoma 74132.

[2]	Unless otherwise defined in this notice, capitalized terms used in this notice shall have the meanings ascribed to them in the Plan and the Confirmation Order.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Plan and the Confirmation Order, the deadline for filing requests for payment of Administrative Expense Claims shall be [●]3 and the deadline for filing requests for payment of Professional Fee Claims shall be [●]4.

PLEASE TAKE FURTHER NOTICE that from and after this date, if you wish to receive notice of filings in this case, you must request such notice with the clerk of the Court and serve a copy of such request for notice on counsel to the Reorganized Debtors. You must do this even if you filed such a notice prior to the Effective Date.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

Dated: [●], 2020

Houston, Texas

By:	/s/ [DRAFT]

VINSON & ELKINS LLP

Harry A. Perrin (TX 15796800)
Paul E. Heath (TX 09355050)
Matthew J. Pyeatt (TX 24086609)
1001 Fannin Street, Suite 2500
Houston, TX 77002-6760
Tel: 713.758.2222
Fax: 713.758.2346
hperrin@velaw.com; pheath@velaw.com;
mpyeatt@velaw.com

- and -

David S. Meyer (admitted pro hac vice)
Lauren R. Kanzer (admitted pro hac vice)
1114 Avenue of the Americas, 32nd Floor
New York, NY 10036
Tel: 212.237.0000
Fax: 212.237.0100
dmeyer@velaw.com; lkanzer@velaw.com

[3]	[NTD: To be the date that is 90 days after the Effective Date]
[4]	[NTD: To be the date that is 60 days after the Effective Date].

2

ATTORNEYS FOR THE DEBTORS AND

DEBTORS IN POSSESSION

3